As filed with the Securities and Exchange Commission on June 25, 2007
Registration No. 333-138010-01

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE
Amendment No. 1
to

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Macquarie Infrastructure Company LLC
(Exact name of registrant as specified in its charter)

Delaware	43-2052503
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

125 West 55th Street
New York, NY 10019
(212) 231-1000
(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Heidi Mortensen
General Counsel
Macquarie Infrastructure Company LLC
125 West 55th Street
New York, NY 10019
(212) 231-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Antonia E. Stolper
Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022
(212) 848-4000

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the securities act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to	Offering Price	Aggregate	Amount of
Securities to be Registered	be Registered(1)	per Unit(1)	Offering Price(1)	Registration Fee(1)
LLC interests in Macquarie Infrastructure Company LLC	—	—	—	$0

(1)	Pursuant to Rule 456(b) under the Securities Act, the registrant has elected to defer payment of the registration fees, and will instead pay registration fees on a “pay-as-you-go” basis, whereby the registration fees payable in connection with an offering of the LLC interests in Macquarie Infrastructure Company LLC that are registered hereby will be paid within the time required to file a prospectus supplement pursuant to Rule 424(b). This table shall be updated to reflect the amount of the pay-as-you-go registration fees paid or to be paid in the manner set forth in Rule 456(b)(1)(ii) under the Securities Act, and such registration fees will be calculated in accordance with Rule 457(r) under the Securities Act.

PROSPECTUS

LLC Interests

Macquarie Infrastructure Company LLC

Macquarie Infrastructure Company LLC may sell, and Macquarie Infrastructure Management (USA) Inc., our Manager, as a selling securityholder, may sell, from time to time, limited liability company interests in Macquarie Infrastructure Company LLC, which we refer to as LLC interests. We may, and our Manager may, offer for sale the LLC interests covered by this prospectus directly to purchasers or through underwriters, broker-dealers or agents, in public or private transactions, at prevailing market prices or at privately negotiated prices, including in satisfaction of certain contractual obligations. For additional information on the methods of sale, you should refer to the section of this prospectus entitled “Plan of Distribution.” Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of LLC interests by our Manager.

The LLC interests covered by this prospectus are listed for trading on the New York Stock Exchange under the symbol “MIC.”

We will provide more specific information about the terms of an offering of these LLC interests in supplements or term sheets to this prospectus. This prospectus may not be used to offer or sell LLC interests unless accompanied by a prospectus supplement or term sheet. You should read this prospectus, the prospectus supplements and term sheets carefully before you invest. If any underwriters, broker-dealers or agents are involved in any offering, the names of such underwriters, broker-dealers or agents and any applicable commissions or discounts will be described in the applicable prospectus supplement or term sheet relating to the offering.

Investing in the LLC interests involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 25, 2007.

Australian banking regulations that govern the operations of Macquarie Bank Limited and all of its subsidiaries, including our Manager, require the following statements: Investments in Macquarie Infrastructure Company LLC are not deposits with or other liabilities of Macquarie Bank Limited or of any Macquarie Group company and are subject to investment risk, including possible delays in repayment and loss of income and principal invested. Neither Macquarie Bank Limited nor any other member company of the Macquarie Group guarantees the performance of Macquarie Infrastructure Company LLC or the repayment of capital from Macquarie Infrastructure Company LLC.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus may be used only for the purpose for which it has been published, and no person has been authorized to give any information not contained in this prospectus. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may, and our Manager may, sell the LLC interests covered by this prospectus in one or more offerings. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act, we may, from time to time, add and offer additional LLC interests by filing a prospectus supplement or term sheet with the SEC at the time of the offer.

PROSPECTUS SUPPLEMENT OR TERM SHEET

This prospectus provides you with a general description of the LLC interests that we or our Manager may offer. Each time that we or our Manager offer LLC interests, we will provide a prospectus supplement or term sheet that will contain specific information about the terms of that offering. The prospectus supplement or term sheet may also add to, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or term sheet. You should read both this prospectus and any accompanying prospectus supplement or term sheet together with the additional information described under the heading “Incorporation of Certain Documents by Reference.”

The prospectus supplement or term sheet to be attached to the front of this prospectus will describe: the applicable public offering price, the price paid for the LLC interests, the net proceeds, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of LLC interests covered by this prospectus.

For more detail on the terms of the LLC interests offered, see “Description of LLC Interests.”

FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference into this prospectus, and from time to time may make in our public filings, press releases or other public statements, certain statements that may constitute forward-looking statements. These include without limitation those under the headings “Macquarie Infrastructure Company” and “Risk Factors,” as well as those contained in any prospectus supplement or term sheet or in any document incorporated by reference into this prospectus. In addition, our management may make forward-looking statements to analysts, investors, representatives of the media and others. These forward-looking statements are not historical facts and represent only our beliefs regarding future events, many of which, by their nature, are inherently uncertain and beyond our control. We may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements.

In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying important factors that, individually or in the aggregate, could cause actual results to differ materially from those contained in any forward-looking statements made by us. Any such forward-looking statements are qualified by reference to the following cautionary statements.

Forward-looking statements in this prospectus and any prospectus supplement or term sheet (including any documents incorporated by reference herein or therein) are subject to a number of risks and uncertainties, some of which are beyond our control, including, among other things:

•	our limited ability to remove our Manager for underperformance and our Manager’s right to resign;

•	our holding company structure, which may limit our ability to meet our dividend policy;

•	our ability to service, comply with the terms of and refinance at maturity our substantial indebtedness;

•	decisions made by persons who control the businesses in which we hold less than majority control, including decisions regarding dividend policies;

•	our ability to make, finance and integrate acquisitions;

•	our ability to implement our operating and internal growth strategies;

•	the regulatory environment in which our businesses and the businesses in which we hold investments operate and our ability to comply with any changes thereto, rates implemented by regulators of our businesses and the businesses in which we hold investments, and our relationships and rights under contracts with governmental agencies and authorities;

•	changes in patterns of commercial or general aviation air travel, or automobile usage, including the effects of changes in airplane fuel and gas prices, and seasonal variations in customer demand for our businesses;

•	changes in electricity or other power costs;

•	the competitive environment in which our businesses and the businesses in which we hold investments operate;

•	changes in general economic, business or demographic conditions or trends, or changes in the political environment, level of tourism or construction and transportation costs, including changes in interest rates and inflation;

•	environmental risks pertaining to our businesses and the businesses in which we hold investments;

•	our ability to retain or replace qualified employees;

•	work interruptions or other labor stoppages at our businesses or the businesses in which we hold investments;

•	changes in the current treatment of qualified dividend income and long-term capital gains under current U.S. federal income tax law;

•	disruptions or other extraordinary or force majeure events affecting the facilities or operations of our businesses and the businesses in which we hold investments and our ability to insure against any losses resulting from such events or disruptions;

•	fluctuations in fuel costs, or the costs of supplies upon which our gas production and distribution business is dependent, and our ability to recover increases in these costs from customers;

•	our ability to make alternate arrangements to account for any disruptions that may affect the facilities of the suppliers or the operation of the barges upon which our gas production and distribution business is dependent; and

•	changes in U.S. domestic demand for chemical, petroleum and vegetable and animal oil products, the relative availability of tank storage capacity and the extent to which such products are imported.

Our actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. A description of risks that could cause our actual results to differ appears under the caption “Risk Factors” and elsewhere in this prospectus and in the documents incorporated by reference into this prospectus. It is not possible to predict or identify all risk factors and you should not consider that description to be a complete discussion of all potential risks or uncertainties that could cause our actual results to differ.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The future events discussed in this prospectus may not occur. These forward-looking statements are made as of the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should, however, consult further disclosures we may make in future filings with the SEC.

WHERE YOU CAN FIND MORE INFORMATION

We are required to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with those requirements, we file combined annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at Room 1580, 100 F Street, NE, Washington, D.C. 20549. Please call the SEC’s toll-free number at 1-800-SEC-0330 for further information about the public reference room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov and can be found by searching the EDGAR archives on the website. In addition, our SEC filings and other information about us may also be obtained from our website at www.macquarie.com/mic, although information on our website does not constitute a part of this prospectus. Our LLC interests are listed on the New York Stock Exchange, or NYSE, under the symbol “MIC” and all reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005.

We have filed a registration statement on Form S-3 to register with the SEC the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement or our other SEC filings for a copy of the contract or other document.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Later information that we file will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the particular securities covered by a prospectus supplement or term sheet has been completed. This prospectus is part of a registration statement filed with the SEC.

We are incorporating by reference into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the year ended December 31, 2006;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007;

•	The description of our LLC interests set forth in our Amendment No. 1 to our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on June 25, 2007;

•	Our definitive Proxy Statement dated April 20, 2007; and

•	Our Current Reports on Form 8-K filed with the SEC on January 5, 2007, April 19, 2007, May 23, 2007, June 4, 2007, June 12, 2007, June 18, 2007 and June 22, 2007, and our amended Current Reports on Form 8-K/A filed with the SEC on June 19, 2007 and June 25, 2007.

The documents incorporated by reference in this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, without charge, upon written or oral request. Requests for such copies should be directed to the following:

Macquarie Infrastructure Company LLC
125 West 55th Street
New York, NY 10019
Attention: Investor Relations

Except as provided above, no other information, including, but not limited to, information on our website, is incorporated by reference in this prospectus.

MACQUARIE INFRASTRUCTURE COMPANY

Except as otherwise specified, “Macquarie Infrastructure Company,” “we,” “us,” and “our” refer to Macquarie Infrastructure Company LLC, a Delaware limited liability company that we refer to as the company, and its subsidiaries together. With respect to periods prior to effective date of the dissolution of Macquarie Infrastructure Company Trust, a Delaware statutory trust that we refer to as the trust, described elsewhere in this prospectus, such terms also refer to the trust. References to our “shareholders” herein means holders of beneficial interests in the trust prior to its dissolution and thereafter means the holders of LLC interests. The holders of LLC interests are also the members of our company. Macquarie Infrastructure Management (USA) Inc., the company that we refer to as our Manager, is part of the Macquarie Group of companies. References to the Macquarie Group include Macquarie Bank Limited, or its ultimate parent company, and their respective subsidiaries and affiliates worldwide.

General

We own, operate and hold investments in a diversified group of infrastructure businesses in the United States. Traditionally, infrastructure businesses have been owned by governments or private investors or have formed part of vertically integrated companies. By owning our LLC interests, investors have an opportunity to participate in the ownership of these businesses.

Our existing businesses consist of:

•	an airport services business that operates 43 fixed base operations in the United States;

•	a gas production and distribution business in Hawaii;

•	a 50% ownership interest in a bulk liquid storage terminal business;

•	a district energy business, conducted through Thermal Chicago and Northwind Aladdin; and

•	an off-airport parking business at 30 locations serving 20 commercial airport markets.

Our proposed acquisitions, both of which we expect to acquire through our airport services business during the third quarter of 2007, consist of:

•	a network of 24 fixed base operations collectively known as Mercury Air Centers; and

•	two fixed base operations at Mineta San Jose International Airport, collectively known as the San Jose Jet Center.

The trust and the company were each formed on April 13, 2004. On December 21, 2004, we completed our initial public offering and concurrent private placement of shares of trust stock representing beneficial interests in the trust, with each share of trust stock corresponding to one LLC interest in the company. We used the majority of the proceeds of the offering and private placement to acquire our initial businesses and investments and to pay related expenses. On June 25, 2007, we dissolved the trust and completed a mandatory share exchange in which we exchanged all of the shares of beneficial interest in the trust held by each shareholder for an equal number of LLC interests in the company. As a result, each shareholder of the trust at the time of the exchange became a shareholder of, and with the same percentage interest in, the company.

Our Manager

We have entered into a management services agreement with our Manager. Our Manager is responsible for our day-to-day operations and affairs and oversees the management teams of our operating businesses. The company does not have and will not have any employees. Our Manager has the right to assign, or second, to the company, on a permanent and wholly dedicated basis, employees to assume the offices of chief executive officer and chief financial officer and makes other personnel available as required. The services performed for the company are provided at our Manager’s expense, including the compensation of our seconded officers.

Our Manager is a member of the Macquarie Group, which, together with its subsidiaries and affiliates worldwide, provides specialist investment, advisory, trading and financial services in select markets around the world. The Macquarie Group is headquartered in Sydney, Australia and is a global leader in advising on the acquisition, financing and development of infrastructure businesses and the management of infrastructure investment vehicles on behalf of third-party investors.

We believe that the Macquarie Group’s demonstrated expertise and experience in the management, acquisition and funding of infrastructure businesses provide us with a significant advantage in pursuing our strategy. Our Manager is part of the Macquarie Group’s IB Funds division, or IBF, which as of March 31, 2007 managed approximately $44 billion of equity on behalf of retail and institutional investors. Currently, the division manages a global portfolio of 106 businesses across 25 countries, the majority of which are held through its listed and unlisted funds and vehicles. These businesses include toll roads, airports and airport-related infrastructure, communications, media, electricity and gas distribution networks, water utilities, aged care, rail and ferry businesses. The IBF division has been operating since 1996 and currently has over 530 executives internationally, with more than 60 executives based in the United States.

We expect that the Macquarie Group’s infrastructure advisory division, with over 1,000 executives internationally, including more than 200 executives in North America, is an important source of acquisition opportunities and advice for us. During 2006, the Macquarie Group globally advised on infrastructure transactions valued at more than $32 billion. The Macquarie Group’s infrastructure advisory division is separate from the IBF division. Historically, the Macquarie Group’s advisory group has presented the various infrastructure investment vehicles in IBF with a significant number of high quality infrastructure acquisition opportunities.

Although it has no contractual obligation to do so, we expect that Macquarie’s infrastructure advisory division will continue to present our Manager with similar opportunities. Under the terms of the management services agreement, our Manager is obliged to present to us, on a priority basis, acquisition opportunities in the United States that are consistent with our strategy, as discussed below, and the Macquarie Group is our preferred financial adviser.

We also believe that our relationship with the Macquarie Group enables us to take advantage of its expertise and experience in debt financing for infrastructure businesses. As the typically strong, stable cash flows of infrastructure businesses are usually able to support high levels of debt relative to equity, we believe that the ability of our Manager and the Macquarie Group to source and structure low-cost project and other debt financing provides us with a significant advantage when acquiring businesses. We believe that relatively lower costs will help us to maximize returns to shareholders from those businesses.

We pay our Manager a management fee based primarily on our market capitalization. In addition, to incentivize our Manager to maximize shareholder returns, we may pay performance fees based on criteria set forth in the management services agreement. Our Manager can earn a performance fee equal to 20% of the outperformance, if any, of quarterly total returns to our shareholders above a weighted average of two benchmark indices, a U.S. utilities index and a European utilities index, weighted in proportion to our U.S. and non-U.S. equity investments. To be eligible for the performance fee, our Manager must also deliver total shareholder returns for the quarter that are positive. Any underperformance from prior periods is carried over to subsequent periods and must be exceeded in such subsequent period for our Manager to be eligible for the performance fee.

Principal Executive Offices

Our principal executive offices are located at 125 West 55th Street, New York, NY 10019. Our telephone number at that location is (212) 231-1000. You may also obtain additional information about us from our website, www.macquarie.com/mic. Information on our website is not a part of this prospectus.

SELLING SHAREHOLDER

We may register the reoffer and resale of LLC interests covered by this prospectus by our Manager. Because we are a well-known seasoned issuer, as defined in Rule 405 under the Securities Act, we may add secondary sales of the LLC interests by our Manager by filing a prospectus supplement or term sheet with the SEC. We may register the reoffer and resale of these LLC interests to permit our Manager to resell its LLC interests when it deems appropriate. Our Manager may resell all, a portion or none of its LLC interests at any time and from time to time. Our Manager may also sell, transfer or otherwise dispose of some or all of its LLC interests in transactions exempt from the registration requirements of the Securities Act. We do not know when or in what amounts our Manager may offer LLC interests for sale under this prospectus and any prospectus supplement or term sheet. We will pay all expenses incurred with respect to the registration of the LLC interests owned by our Manager, other than underwriting fees, discounts or commissions, which will be borne by our Manager. We will provide you with a prospectus supplement or term sheet naming our Manager, the amount of LLC interests to be registered and sold and any other terms of the resale of LLC interests by our Manager.

Material Relationships with the Selling Shareholder

The following discussion contains summary information regarding our relationship with our Manager. For a more complete discussion of our relationship with and related party transactions involving various members of the Macquarie Group, please see the section entitled “Certain Relationships and Related Party Transactions” in our definitive Proxy Statement, dated April 20, 2007, and our quarterly and current reports which are incorporated by reference into this prospectus.

Our Manager’s Relationship with the Macquarie Group

Our Manager is an indirect wholly owned subsidiary within the Macquarie Group.

Contractual Arrangements

At the closing of our initial public offering, we entered into a management services agreement with our Manager, providing for its management of our day-to-day operations and affairs and oversight of the management teams of our operating businesses. See “Our Manager — Management Services Agreement” for a further discussion of the terms of this agreement.

Our Manager acquired 2,000,000 shares of trust stock from the company concurrently with the closing of our initial public offering with an aggregate purchase price of $50 million, at a purchase price per share equal to the initial public offering price of $25. In addition, our Manager may elect, and has in the past elected, to reinvest all or any portion of its management fees in shares of trust stock, or LLC interests, as applicable, at a price based on calculations set forth in the management services agreement. Upon the dissolution of the trust and the completion of the share exchange described above under “Macquarie Infrastructure Company — General,” the shares of trust stock owned by our Manager were exchanged for a corresponding number of LLC interests.

Pursuant to the terms of the management services agreement, our Manager may sell up to 65% of the LLC interests representing its initial investment at any time and may sell the balance at any time from and after December 21, 2007. We entered into a registration rights agreement with our Manager under which we agreed to register the LLC interests owned by our Manager. In addition, our Manager may also require us to include its LLC interests in future registration statements that we file, subject to cutback at the option of the underwriters of any such offering.

RISK FACTORS

An investment in the LLC interests involves a number of risks. For a discussion of risks related to our business, please see Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 1, 2007, which is incorporated in this prospectus by reference. You should carefully read and consider the risks described below and elsewhere in this prospectus, as well as those described in the documents we incorporate by reference, before investing in our LLC interests.

Risks Related to Ownership of Our LLC Interests

Future sales of LLC interests may affect the market price of our LLC interests.

We cannot predict what effect, if any, future sales of our LLC interests, or the availability of LLC interests for future sale, will have on the market price of our LLC interests. Sales of substantial amounts of our LLC interests in the public market, or the perception that such sales could occur, could adversely affect the market price of our LLC interests and may make it more difficult for you to sell your LLC interests at a time and price which you deem appropriate.

As of the date of this prospectus, 2,578,648 LLC interests were held by our Manager, and an additional 248,512 LLC interests were held by our directors and executive officers. Additionally, while our management services agreement currently prohibits our Manager from selling 700,000 of its LLC interests, this restriction will expire on December 21, 2007. Thereafter, our Manager may sell all or a portion of these LLC interests, as well as LLC interests that it may acquire as a result of its election to reinvest all or any portion of its management fees in LLC interests. In addition, pursuant to the registration rights agreement between us and our Manager, we have granted our Manager rights to require us to register under the Securities Act the public sale of its existing LLC interests and any additional LLC interests our Manager may acquire in the future. By exercising its registration rights and selling a large number of shares, our Manager could cause the price of our LLC interests to decline.

The market price and marketability of our LLC interests may from time to time be significantly affected by numerous factors beyond our control, which may adversely affect our ability to raise capital through future equity financings.

The market price of our LLC interests may fluctuate significantly. Many factors that are beyond our control may significantly affect the market price and marketability of our LLC interests and may adversely affect our ability to raise capital through equity financings. These factors include the following:

•	price and volume fluctuations in the stock markets generally;

•	significant volatility in the market price and trading volume of securities of registered investment companies, business development companies or companies in our sectors, which may not be related to the operating performance of these companies;

•	fluctuations in interest rates;

•	changes in our earnings or variations in operating results;

•	any shortfall in revenue or net income or any increase in losses from levels expected by securities analysts;

•	changes in regulatory policies or tax law;

•	operating performance of companies comparable to us;

•	general economic trends and other external factors; and

•	loss of a major funding source.

Certain provisions of the management services agreement, the third amended and restated operating agreement of the company and other agreements make it difficult for third parties to acquire control of the company and could deprive you of the opportunity to obtain a takeover premium for your LLC interests.

Under the terms of the management services agreement, our Manager must significantly underperform in order for the management services agreement to be terminated. The company’s board of directors cannot remove our Manager unless:

•	our LLC interests, or trust stock prior to the dissolution of the trust, underperform a weighted average of two benchmark utilities indices by more than 30% in relative terms and more than 2.5% in absolute terms in 16 out of 20 consecutive quarters prior to and including the most recent full quarter, and the holders of a minimum of 66 2/3% of the outstanding LLC interests (excluding any LLC interests owned by our Manager or any affiliate of the Manager) vote to remove our Manager;

•	our Manager materially breaches the terms of the management services agreement and such breach continues unremedied for 60 days after notice;

•	our Manager acts with gross negligence, willful misconduct, bad faith or reckless disregard of its duties in carrying out its obligations under the management services agreement, or engages in fraudulent or dishonest acts; or

•	our Manager experiences certain bankruptcy events.

Our Manager’s performance will be measured by the market performance of our LLC interests, or trust stock prior to the dissolution of the trust, relative to a weighted average of two benchmark utilities indices, a U.S. utilities index and a European utilities index, weighted in proportion to our U.S. and non-U.S. equity investments. As a result, even if the absolute market performance of our LLC interests does not meet expectations, the company’s board of directors cannot remove our Manager unless the market performance of our LLC interests, or trust stock, as applicable, also significantly underperforms the benchmark. If we were unable to remove our Manager in circumstances where the absolute market performance of our LLC interests or trust stock does not meet expectations, the market price of our LLC interests or trust stock could be negatively affected.

In addition to the limited circumstances in which our Manager can be terminated under the terms of the management services agreement, the management services agreement provides that, in circumstances where the LLC interests cease to be listed on a recognized U.S. national securities exchange as a result of the acquisition of LLC interests by third parties in an amount that results in the LLC interests ceasing to meet the distribution and trading criteria on such exchange or market, the Manager has the option to either propose an alternate fee structure and remain our Manager or resign, terminate the management services agreement upon 30 days’ written notice and be paid a substantial termination fee. The termination fee payable on the Manager’s exercise of its rights to resign as our Manager subsequent to a delisting of our LLC interests could delay or prevent a change in control of the company that may favor our shareholders. Furthermore, where our Manager elects not to resign subsequent to a delisting and unless otherwise approved in writing by our Manager, any proceeds from the sale, lease or exchange of a significant amount of assets must be reinvested in new assets of our company. We will also be prohibited from incurring any new indebtedness or engaging in any transactions with the shareholders of the company or their respective affiliates without the prior written approval of the Manager. These provisions could also delay or prevent a change in control of the company that may favor our shareholders.

The third amended and restated operating agreement of the company, which we refer to as the LLC agreement, contains a number of provisions that could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, control the company. These provisions include:

•	restrictions on the company’s ability to enter into certain transactions with our major shareholders, with the exception of our Manager, modeled on the limitation contained in Section 203 of the Delaware General Corporation Law;

•	allowing only the company’s board of directors to fill vacancies, including newly created directorships, and requiring that directors may be removed only for cause and by a shareholder vote of 66 2/3%;

•	requiring that only the company’s chairman or board of directors may call a special meeting of our shareholders;

•	prohibiting shareholders from taking any action by written consent;

•	establishing advance notice requirements for nominations of candidates for election to the company’s board of directors or for proposing matters that can be acted upon by our shareholders at a shareholders’ meeting;

•	having a substantial number of additional authorized but unissued LLC interests;

•	providing the company’s board of directors with broad authority to amend the LLC agreement; and

•	requiring that any person who is the beneficial owner of 7 1/2 percent or more of our LLC interests to make a number of representations to the City of Chicago in its standard form of Economic Disclosure Statement, or EDS.

In addition, most of the contracts governing our debt arrangements contain change of control provisions that would require repayment or cause a default in the event our Manager or another member of the Macquarie Group ceases to manage the company.

Risks Related to Taxation

The current treatment of qualified dividend income and long-term capital gains under current U.S. federal income tax law may be adversely affected, changed or repealed in the future.

Under current law, qualified dividend income and long-term capital gains are taxed to non-corporate investors at a maximum U.S. federal income tax rate of 15%. This tax treatment may be adversely affected, changed or repealed by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2010.

USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement or term sheet, we expect to use the net proceeds from our sale of LLC interests under this prospectus for general corporate purposes, including, but not limited to, repayment or refinancing of borrowings, working capital, capital expenditures, investments and acquisitions. Unless otherwise set forth in the applicable prospectus supplement or term sheet, we will not receive any proceeds from the sale of LLC interests by our Manager. Additional information on the use of net proceeds from the sale of securities offered by this prospectus may be set forth in the prospectus supplement or term sheet relating to such offering.

OUR MANAGER

Management Services Agreement

The company and its managed subsidiaries appointed Macquarie Infrastructure Management (USA) Inc. as Manager pursuant to the terms of a management services agreement, which has been amended and restated to give effect to the dissolution of the trust and the share exchange. Under the management services agreement, the company’s direct, wholly owned subsidiaries are referred to as managed subsidiaries. The material elements of the amended and restated management services agreement are summarized below. The statements that follow are subject to and are qualified in their entirety by reference to all of the provisions of the amended and restated management services agreement, which has been filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on June 22, 2007.

Duties of Our Manager

The management services agreement defines our Manager’s duties and responsibilities. Subject to the oversight and supervision of the company’s board of directors, our Manager manages the company’s and the managed subsidiaries’ day-to-day business and affairs. The company does not have any employees. Our Manager has the right to second to the company, on a permanent and wholly dedicated basis, our chief executive officer and chief financial officer. The company’s board of directors elects the seconded chief executive officer and chief financial officer as officers of the company in accordance with the terms of the LLC agreement as amended from time to time, and the operating objectives, policies and restrictions of the company in existence from time to time.

Our Manager agreed to perform the following duties:

•	cause the carrying out of all of the company’s day-to-day management, secretarial, accounting, administrative, liaison, representative, regulatory and reporting functions and obligations and those of its managed subsidiaries;

•	maintain the company’s and managed subsidiaries’ books and records consistent with industry standards and in compliance with the rules and regulations promulgated under the Securities Act and the Exchange Act and with GAAP;

•	identify, evaluate and recommend, through the company’s officers, acquisitions or investment opportunities from time to time; and, if the company’s board of directors approves any acquisition or investment, negotiate and manage such acquisitions or investments on the company’s behalf; and thereafter manage those acquisitions or investments, as a part of the company’s business under the management services agreement, on behalf of the company and any relevant managed subsidiary. To the extent acquisition or investment opportunities covered by the priority protocol described below are offered to our Manager or to entities that are managed by subsidiaries within the IB Funds division (or any such successor thereto) of the Macquarie Group, our Manager will offer any such acquisition or investment opportunities to the company in accordance with the priority protocol described below unless our chief executive officer notifies our Manager in writing that the acquisition or investment opportunity does not meet the company’s acquisition criteria, as determined by the company’s board of directors from time to time. The company acknowledges and agrees that (i) no Manager affiliate has any obligation to offer any acquisition or investment opportunities covered by the priority protocol described below to our Manager or to the IB Funds division of the Macquarie Group, (ii) any Manager affiliate is permitted to establish further investment vehicles that will seek to invest in infrastructure businesses in the United States, provided that the then-existing rights of the company and the managed subsidiaries pursuant to the management services agreement are preserved, and (iii) in the event that an acquisition or investment opportunity is offered to the company by our Manager and the company determines that it does not wish to pursue the acquisition or investment opportunity in full, any portion of the opportunity which the company does not wish to pursue may be offered to any other person, including a new investment vehicle or any other investment vehicle managed by the Macquarie Group, in the sole discretion of our Manager or any Manager affiliate;

•	attend to all matters necessary to ensure the professional management of any business controlled by the company;

•	identify, evaluate and recommend the sale of all or any part of the business that the company owns from time to time in accordance with the company’s criteria and policies then in effect and, if such proposed sale is approved by the company’s board of directors and the board of directors of any relevant managed subsidiary, negotiate and manage the execution of the sale on the company’s behalf and on behalf of any relevant managed subsidiary;

•	recommend and, if approved by the company’s board of directors, use its reasonable efforts to procure the raising of funds whether by way of debt, equity or otherwise, including the preparation, review, distribution and promotion of any prospectus or offering memorandum in respect thereof, but without any obligation to provide such funds;

•	recommend changes to the company’s LLC agreement and the management services agreement to the company’s board of directors;

•	recommend capital reductions, including repurchases of LLC interests, to the company’s board of directors;

•	recommend to the company’s board of directors and, as applicable, the boards of directors of the managed subsidiaries the appointment, hiring and dismissal (including all material terms related thereto) of officers, staff and consultants to the company, its managed subsidiaries and any of their subsidiaries, as the case may be;

•	cause the carrying out of maintenance to, or development of, any part of the business or any asset of the company or any managed subsidiary approved by the company’s board of directors;

•	when appropriate, recommend to the company’s board of directors nominees of the company as directors of the managed subsidiaries and any of their subsidiaries or companies in which the company, its managed subsidiaries or any of their subsidiaries has made an investment;

•	recommend to the company’s board of directors the payment of dividends and interim dividends to its shareholders;

•	prepare all necessary budgets for the company for submission to the company’s board of directors for approval;

•	make recommendations to the boards of directors of the company and its managed subsidiaries for the appointment of auditors, accountants, legal counsel and other accounting, financial or legal advisers and technical, commercial, marketing or other independent experts;

•	make recommendations with respect to the exercise of the voting rights to which the company or any managed subsidiary is entitled in respect of its investments;

•	recommend and, subject to approval of the company’s board of directors, provide or procure all necessary technical, business management and other resources for the company’s subsidiaries, including the managed subsidiaries, and any other entities in which the company has made an investment;

•	do all things necessary on its part to enable the company’s and, as applicable, each managed subsidiary’s compliance with:

•	the requirements of applicable law, including the rules and regulations promulgated under the Securities Act or the Exchange Act or the rules, regulations or procedures of any foreign, federal, state or local governmental, judicial, regulatory or administrative authority, agency or commission; and

•	any contractual obligations by which the company or any of its managed subsidiaries is bound;

•	prepare and, subject to approval of the company’s board of directors, arrange to be filed on the company’s behalf with the SEC, any other applicable regulatory body, the NYSE or any other applicable stock exchange or automated quotation system, in a timely manner, all annual, quarterly, current and other reports the company is required to file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act;

•	attend to all matters necessary for any reorganization, bankruptcy proceedings, dissolution or winding up of the company or any of its managed subsidiaries subject to approval by the relevant board of directors of the company or any such managed subsidiary;

•	attend to the timely calculation and payment of taxes and the filing of all tax returns by the company and each of its subsidiaries;

•	attend to the opening, closing, operation and management of all company and managed subsidiary bank accounts and accounts held with other financial institutions, including making any deposits and withdrawals reasonably necessary for the management of the company’s and the managed subsidiaries’ day-to-day operations;

•	cause the consolidated financial statements of the company and its subsidiaries for each fiscal year to be prepared and quarterly interim financial statements to be prepared in accordance with applicable accounting principles for review and audit as required by law;

•	recommend the arrangements for the holding and safe custody of the company’s property, including the appointment of custodians or nominees;

•	manage litigation in which the company or any managed subsidiary is sued or commence litigation after consulting with, and subject to the approval of, the board of directors of the company or such managed subsidiary;

•	carry out valuations of any of the company’s assets or the assets of any of its subsidiaries or arrange for such valuation to occur as and when our Manager deems necessary or desirable in connection with the performance of its obligations under the management services agreement, or as otherwise approved by the company’s board of directors;

•	make recommendations in relation to and effect the entry into insurance of the company’s assets, or the assets of any of its managed subsidiaries and their subsidiaries, together with other insurances against other risks, including directors and officers insurance, as our Manager and the board of directors of the company or any managed subsidiary, as applicable, may from time to time agree; and

•	provide all such other services as may from time to time be agreed upon with the company, including any and all accounting and investor relations services (such as the preparation and organization of communications with shareholders and shareholders’ meetings) and all other duties reasonably related to day-to-day operations of the company and its managed subsidiaries.

In addition, our Manager must:

•	maintain professional indemnity insurance and fraud and other insurance and maintain such coverage as is reasonable having regard to the nature and extent of its obligations under the management services agreement;

•	exercise all due care, loyalty, skill and diligence in carrying out its duties under the management services agreement as required by applicable law;

•	provide the company’s board of directors and/or the compensation committee with all information in relation to the performance of our Manager’s obligations under the management services agreement as the company’s board of directors and/or the compensation committee may request;

•	promptly deposit all amounts payable to the company or the managed subsidiaries, as the case may be, to a bank account held in the company’s name, or in the name of a managed subsidiary, as applicable;

•	ensure that all of the company’s property and that of the managed subsidiaries is clearly identified as such, held separately from property of our Manager and, where applicable, in safe custody;

•	ensure that all of the company’s property and that of the managed subsidiaries (other than money to be deposited to any company or managed subsidiary bank account, as the case may be) is transferred to or otherwise held in the company’s name or in the name of a managed subsidiary, as the case may be, or any nominee or custodian appointed by the company or a managed subsidiary, as the case may be;

•	prepare detailed papers and agendas for scheduled meetings of the board of directors (and all committees thereof) of the company and the managed subsidiaries that, where applicable, contain such information as is reasonably available to our Manager to enable the boards of directors (and any such committees) to base their opinion; and

•	in conjunction with the papers referred to in the bullet point above, prepare or cause to be prepared reports to be considered by the board of directors of the company or the managed subsidiaries (or any applicable committee thereof) in accordance with the company’s internal policies and procedures (1) on any acquisition, investment or sale of any part of the business proposed for consideration by any such board of directors or committee, (2) on the management of the business and (3) otherwise in respect of the performance of our Manager’s obligations under the management services agreement, in each case that the company may require and in such form that the company and our Manager agree upon or as otherwise reasonably requested by any such board of directors (or any applicable committee thereof).

Board Appointee

Pursuant to the terms of the management services agreement and the LLC agreement, for so long as our Manager or any affiliate of our Manager holds at least 200,000 LLC interests (as adjusted to reflect any subsequent equity splits or similar recapitalizations), our Manager has the right to appoint one director to the company’s board of directors and an alternate for such appointee, and such director, or alternate, if applicable, will serve as the chairman of the board of directors. Our Manager’s appointees on the company’s board of directors are not required to stand for election by our shareholders.

Our Manager’s appointees do not receive any compensation (other than out-of-pocket expenses) and do not have any special voting rights. The appointees of our Manager shall not participate in discussions regarding, or vote on, any related party transaction in which any affiliate of our Manager has an interest. The audit committee of the board of directors is responsible for approving all related party transactions.

Secondment of Our Chief Executive Officer and Chief Financial Officer

Under the management services agreement, our Manager has the right to second to us our chief executive officer and chief financial officer on a permanent and wholly dedicated basis. The company’s board of directors elects the seconded chief executive officer and chief financial officer as officers of the company in accordance with the terms of the LLC agreement. Our Manager and the company’s board of directors agree from time to time to second to the company one or more additional individuals to serve as officers or otherwise of the company. All seconded persons remain employees of, and are remunerated by, our Manager or an affiliate of our Manager. Our Manager also provides on a non-seconded basis and at its own cost other personnel as required to meet its obligations under the management services agreement.

Our Manager or an affiliate of our Manager determines and pays the compensation of the chief executive officer and chief financial officer with input from the company’s board of directors. In establishing the remuneration for the chief executive officer and chief financial officer, our Manager or an affiliate of our Manager will take into account the following considerations: the standard remuneration guidelines as adopted by our Manager or an affiliate of our Manager from time to time; assessment by our Manager or an affiliate of our Manager of the respective individual’s performance, our Manager’s performance and the company’s and its subsidiaries’ performance, financial or otherwise; and assessment by the company’s board of directors of the respective individual’s performance and the performance of our Manager.

After consultation with our Manager, the company’s board of directors may at any time request that our Manager replace any individual seconded to the company, and our Manager will, as promptly as practicable, replace such individual.

The company provides any individuals seconded to the company with adequate indemnities and maintains directors and officers insurance in support of the indemnities. Our Manager is required to reduce our management fees by the amount of any fees that any individual seconded to the company or any staff member or employee of our Manager or its affiliates receives as compensation for serving as a director on the boards of directors of the company, any of the company’s subsidiaries or any company in which the company or its subsidiaries has made an investment.

Expenses of the Company

The company and the managed subsidiaries have agreed jointly and severally to pay, or indemnify and reimburse if incurred by our Manager on the company’s behalf, all costs incurred by our Manager in relation to the proper performance of our Manager’s powers and duties under the management services agreement or in relation to the administration or management of the company, which include, but are not limited to, costs incurred with respect to:

•	the performance by our Manager of its obligations under the management services agreement;

•	all fees required to be paid to the SEC;

•	the acquisition, disposition, insurance, custody and any other transaction in connection with assets of the company or any managed subsidiary and any proposed acquisition, disposition or other transaction in connection with an investment, provided that no reimbursement will be made except for costs that have been authorized by the company and the relevant managed subsidiary;

•	the administration or management of the company, the managed subsidiaries and the business;

•	financing arrangements on behalf of the company or any managed subsidiary or guarantees in connection with the company or any managed subsidiary, including hedging costs;

•	stock exchange listing fees;

•	underwriting of any offer and sale of LLC interests, including underwriting fees, handling fees, costs and expenses, amounts payable under indemnification or reimbursement provisions in the underwriting agreement and any amounts becoming payable in respect of any breach (other than for negligence, fraud or breach of duty) by our Manager of its obligations, representations or warranties (if any) under any such underwriting agreement;

•	convening and holding meetings of shareholders;

•	taxes incurred by our Manager on behalf of the company or any subsidiary (including any amount charged by a supplier of goods or services or both to our Manager by way of or as a reimbursement for value added taxes) and financial institution fees;

•	engagement of agents, valuers, contractors and advisers, whether or not associates of our Manager;

•	engagement of accountants for the preparation and/or audit of financial information, financial statements and tax returns of the company and the managed subsidiaries;

•	termination of the management services agreement and the retirement or removal of our Manager and the appointment of a replacement;

•	any court proceedings, arbitration or other dispute concerning the company or any of the managed subsidiaries, including proceedings against our Manager, except to the extent that our Manager is found by a court to have acted with gross negligence, willful misconduct, bad faith or reckless disregard of its duties or engaged in fraudulent or dishonest acts;

•	advertising, investor relations and promotion of the company; and

•	complying with any other applicable law or regulation.

Termination of Management Services Agreement

The company’s board of directors may terminate the management services agreement and our Manager’s appointment only if:

•	our LLC interests, or trust stock prior to the dissolution of the trust, underperform a weighted average of two benchmark utilities indices by more than 30% in relative terms and more than 2.5% in absolute terms in 16 out of 20 consecutive quarters prior to and including the most recent full quarter, and the holders of a minimum of 66 2/3% of shares or LLC interests (excluding any LLC interests owned by our Manager or any Manager affiliate) vote to remove our Manager (see example of quarterly performance test calculation below); or

•	our Manager materially breaches the terms of the management services agreement and such breach continues unremedied for 60 days after notice; or

•	our Manager acts with gross negligence, willful misconduct, bad faith or reckless disregard of its duties in carrying out its obligations under the management services agreement or engages in fraudulent or dishonest acts; or

•	our Manager experiences certain bankruptcy events.

The management services agreement permits our Manager to resign and terminate the management services agreement at any time with 90 days’ written notice to the company, and this right is not contingent upon our finding a replacement. If our Manager resigns, it is under no obligation to find a replacement before resigning. However, if our Manager resigns, until the date on which the resignation becomes effective, it will, upon request of the company’s board of directors, use reasonable efforts to assist the company’s board of directors to find replacement management.

If at any time the LLC interests cease to be listed on a recognized U.S. national securities exchange as a result of the acquisition of LLC interests by third parties in an amount that results in the LLC interests ceasing to meet the distribution and trading criteria of such exchange or market, then:

(i) unless otherwise approved in writing by our Manager:

(A) any proceeds from the sale, lease or exchange of the assets of the company or any of its subsidiaries, subsequent to the delisting of the LLC interests, in one or more transactions, which in aggregate exceed 15% of the value of the company (as calculated by multiplying the price per LLC interest stated in clause (i) of the definition of “Termination Fee” below by the aggregate number of LLC interests issued and outstanding, other than LLC interests held in treasury, on the date the LLC interests cease to be listed), shall be reinvested in new assets of the company (other than cash or cash equivalents) within six months of the date on which the aggregate proceeds from such transaction or transactions exceed 15% of the value of the company;

(B) neither the company nor any of its subsidiaries shall incur any new indebtedness or engage in any transactions with the shareholders of the company or affiliates of shareholders of the company; and

(C) the Macquarie Group shall no longer have any obligation to provide investment opportunities to the company pursuant to the priority protocol described below;

(ii) our Manager shall as soon as practicable provide a proposal for an alternate method to calculate fees to act as Manager on substantially similar terms as set forth in the management services agreement to the company’s board of directors for approval, which approval shall not be unreasonably withheld or delayed; or

(iii) our Manager may elect to resign and terminate the management services agreement upon 30 days’ written notice to the company and be paid the Termination Fee within 45 days of such notice.

Where:

“Termination Fee” means the amount calculated as follows: the sum of (i) all accrued and unpaid base management fees and performance fees for the period from the previous applicable fiscal quarter end date to the date our LLC interests ceased to be listed, using the volume weighted average price per LLC interest, paid by an acquiror in the transaction or series of transactions that led to the delisting of the LLC interests to calculate such fees, plus (ii) (a) if the price per LLC interest stated in (i) above multiplied by the aggregate number of LLC interests issued and outstanding, other than LLC interests held in treasury, on the date the LLC interests ceased to be listed is less than or equal to $500 million, 10% of such value, or (b) if the price per LLC interest stated in (i) above multiplied by the aggregate number of LLC interests issued and outstanding, other than LLC interests held in treasury, on the date the LLC interests ceased to be listed is greater than $500 million, $50 million plus 1.5% of such value in excess of $500 million.

Upon the resignation of our Manager and the termination of the management services agreement, or within 30 days of a delisting of our LLC interests, unless otherwise approved in writing by our Manager, the company and its subsidiaries will cease using the Macquarie brand entirely, including changing their names to remove any reference to “Macquarie.” Similarly, if our Manager’s appointment is terminated by the company, the company and its subsidiaries will cease using the Macquarie brand within 30 days of termination.

Set out below is an example of the quarterly calculation of Manager performance that will be performed pursuant to the terms of the management services agreement. The results of the calculations are rounded for use in the example below; however, no rounding is applied under the terms of the management services agreement.

Manager Performance Test Example

Assumptions

B1 =	Average closing of the company accumulation index over the last 15 trading days of the previous fiscal quarter	1.00
C1 =	Average closing of the company accumulation index over the last 15 trading days of the current fiscal quarter	1.10
J1 =	U.S. net equity value on the last business day of the previous fiscal quarter	75%
K1 =	Average closing of the MSCI U.S. IMI/Utilities Index over the last 15 trading days of the previous fiscal quarter	1.02
L1 =	Average closing of the MSCI U.S. IMI/Utilities Index over the last 15 trading days of the current fiscal quarter	1.06
N1 =	Foreign net equity value on the last business day of the previous fiscal quarter	25%
P1 =	Average closing of the MSCI Europe Utilities Index (in U.S. dollars) over the last 15 trading days of the previous fiscal quarter	1.00
Q1 =	Average closing of the MSCI Europe Utilities Index (in U.S. dollars) over the last 15 trading days of the current fiscal quarter	1.04

(1)	Calculation of performance test return for the period

Performance test return for the period

= (C1 − B1)/B1

= (1.1 − 1)/1

= 10%

This is the total return on the LLC interests for the fiscal quarter.

(2)	Calculation of performance test benchmark return for the period

Weighted average percentage change in MSCI U.S. IMI/Utilities Index over the period

= J1 × (L1 − K1)/K1

= 75% × (1.06 − 1.02)/1.02

= 2.94%

= Y1

Weighted average percentage change in MSCI Europe Utilities Index over the period

= N1 × (Q1 − P1)/P1

= 25% × (1.04 − 1)/1

= 1%

= Z1

Performance test benchmark return for the period

= Y1 + Z1

= 2.94% + 1%

= 3.94%

This is the total return on the benchmark for the fiscal quarter against which our Manager’s performance is assessed.

For our Manager to fail the performance test for the fiscal quarter, the performance test return for the period must be less than:

(A) 3.94% − 2.5%

= 1.44%

and

(B) 70% of 3.94%

= 2.76%

As the performance test return is greater than (A) (the performance test benchmark return minus 2.5% in absolute terms) and (B) (the performance test benchmark return minus 30% in relative terms), our Manager passed the test for the fiscal quarter in the example above. Subject to a shareholder vote, we can remove our Manager if it fails to pass the performance test illustrated above in 16 out of 20 consecutive fiscal quarters.

Our Manager’s Investment and Registration Rights

Concurrently with the closing of our initial public offering on December 21, 2004, our Manager acquired 2,000,000 shares of trust stock with an aggregate purchase price of $50 million, at a purchase price per share equal to the initial public offering price, which we refer to as the initial investment. Pursuant to the terms of the management services agreement, our Manager may sell up to 65% of these shares at any time and may sell the balance at any time from and after December 21, 2007, the third anniversary of the closing of our initial public offering.

On December 21, 2004, in connection with the closing of our initial public offering, we entered into a registration rights agreement with our Manager under which we agreed to register the shares or LLC interests owned by our Manager. In addition, our Manager may also require us to include its LLC interests in future registration statements that we file, subject to cutback at the option of the underwriters of any such offering. LLC interests sold pursuant to any of these registration statements will be freely tradable in the public market without restriction.

Upon the dissolution of the trust and the completion of the share exchange described under “Macquarie Infrastructure Company — General,” the shares of trust stock owned by our Manager were exchanged for a corresponding number of LLC interests. The registration rights agreement remains unchanged and continues to be in effect, except that references to trust stock are now deemed to refer to LLC interests.

Acquisition Opportunities

Our Manager has exclusive responsibility for reviewing and making recommendations to the company’s board of directors with respect to acquisition opportunities and dispositions. In the event that an opportunity is not originated by our Manager, the company’s board of directors must seek a recommendation from our Manager prior to making a decision concerning any acquisition or disposition.

Our Manager and its affiliates will refer to the company’s board of directors any acquisition opportunities in accordance with the U.S. acquisition priorities below that are made available by any source to the IB Funds division of the Macquarie Group unless our chief executive officer determines that such opportunity does not meet our acquisition criteria adopted by the company’s board of directors.

U.S. Acquisition Priorities

The company has first priority ahead of all current and future entities managed by our Manager or by members of the Macquarie Group within the IB Funds division in each of the following infrastructure acquisition opportunities that are within the United States:

Sector
Airport fixed base operations
District energy
Airport parking

User pays assets, regulated assets and contracted
assets (as defined below) that represent an
investment of greater than AUD 40 million,
subject to the following qualifications:

Roads	The company has second priority after Macquarie Infrastructure Group, any successor thereto or spin-off managed entity thereof or any one managed entity, or a MIG Transferee, to which Macquarie Infrastructure Group has transferred a substantial interest in its U.S. Assets; provided that, in the case of such MIG Transferee, both Macquarie Infrastructure Group and such entity are co-investing in the proposed investment.

Airport ownership	The company has second priority after Macquarie Airports (consisting of Macquarie Airports Group (MAG) and Macquarie Airports (MAp)), any successor thereto or spin-off managed entity thereof or any one managed entity, or a MAp Transferee, to which Macquarie Airports has transferred a substantial interest in its U.S. Assets; provided that, in the case of such MAp Transferee, both Macquarie Airports and such entity are co-investing in the proposed investment.

Communications	The company has second priority after Macquarie Communications Infrastructure Group, any successor thereto or spin-off managed entity thereof or any one managed entity, or a MCG Transferee, to which Macquarie Communications Infrastructure Group has transferred a substantial interest in its U.S. Assets; provided that, in the case of such MCG Transferee, both Macquarie Communications Infrastructure Group and such entity are co-investing in the proposed investment.

User pays assets means businesses that are transportation-related and derive a majority of their revenues from a per use fee or charge.

Contracted assets means businesses that derive a majority of their revenues from long-term contracts with other businesses or governments.

Regulated assets means businesses that are the sole or predominant providers of at least one essential service in their service areas and where the level of revenue earned or charges imposed are regulated by government entities.

The company has first priority ahead of all current and future entities managed by our Manager or any Manager affiliate in all investment opportunities originated by a party other than our Manager or any Manager affiliate where such party offers the opportunity exclusively to the company and not to any other entity managed by our Manager or any Manager affiliate within the IB Funds division of the Macquarie Group.

Fees

The company and the managed subsidiaries will compensate our Manager for managing our operations through base management fees and performance fees, which are described below.

The company and the managed subsidiaries will pay our Manager a base management fee each fiscal quarter for services provided in the amount of (i) 0.375% per fiscal quarter of net investment value up to $500 million, (ii) $1.875 million per fiscal quarter plus 0.3125% per fiscal quarter of net investment value over $500 million and up to $1.5 billion, or (iii) $5 million per fiscal quarter plus 0.25% per fiscal quarter of net investment value over $1.5 billion, less:

(A) the amount of any fees paid by the company or any of its subsidiaries during the fiscal quarter to any individuals seconded to the company or to any officer, director, staff member or employee of our Manager or its affiliates, received as compensation for serving as a director on the boards of directors of the company, any of the company’s subsidiaries or any company in which the company or its subsidiaries has invested, excluding amounts paid as reimbursement for expenses, in each case to the extent such fees are not subsequently paid to the company or any of its subsidiaries; less

(B) the amount of any management fees other than performance-based management fees payable to our Manager or its affiliates for that fiscal quarter in relation to its management of an investment vehicle in which the company has invested (calculated in U.S. dollars using the applicable exchange rate on the last business day of such fiscal quarter) multiplied by the company’s percentage ownership in the investment vehicle on the last business day of the fiscal quarter; provided that, to the extent that such management fee accrues over a period in excess of any fiscal quarter, such management fee for any fiscal quarter will be estimated by our Manager and will be adjusted to actual in the fiscal quarter such fee becomes available; and less

(C) all base management fees previously earned in any fiscal quarter in relation to any future investment if it is determined conclusively during the relevant fiscal quarter that such future investment will not be completed.

For purposes of calculating the base management fees under the management services agreement, net investment value is calculated as follows:

•	the volume-weighted average market capitalization of the company, or the trust prior to its dissolution, over the last 15 trading days of the quarter (based on the volume-weighted average trading prices and average number of outstanding LLC interests, or, prior to the dissolution of the trust and the completion of the share exchange, shares of trust stock); plus

•	the amount of debt with recourse to the company or to its managed subsidiaries excluding any debt incurred on behalf of any subsidiary of a managed subsidiary; plus

•	the value of firm commitments for future investments, provided such firm commitments have not been outstanding for more than two consecutive fiscal quarters; and less

•	cash and cash equivalents held by the company and its managed subsidiaries, excluding amounts held for the benefit of any subsidiary of a managed subsidiary.

The company will pay performance fees to our Manager based on the total returns to shareholders, as measured by the return on the company accumulation index, relative to those of a benchmark. The benchmark is comprised of a weighted average of the MSCI U.S. IMI/Utilities Index and the MSCI Europe Utilities Index (in U.S. dollars), both calculated on a total return basis. The weightings used in the calculation of the benchmark will be adjusted quarterly in advance to reflect the fair values in U.S. dollars of our U.S. and non-U.S. businesses and investments. In the event that a more suitable benchmark becomes available, the benchmark may be changed as agreed upon by the company and our Manager.

Performance fees are calculated and payable quarterly in arrears in the amount of 20% of outperformance of the company accumulation index over the benchmark. Performance fees are payable only if there is a positive total return in the company accumulation index for the relevant quarter. If there is a negative total return in the company accumulation index but the company accumulation index outperforms the benchmark, such outperformance is carried forward and included in the calculation of performance fees in the subsequent period. Any underperformance of the company accumulation index relative to the benchmark is also carried forward and included in the calculation of performance fees in the subsequent period.

In the event of an offering by the company of greater than or equal to 15% of the total number of LLC interests issued and outstanding (excluding any issuance of LLC interests to the Manager upon reinvestment of management fees, in relation to any dividend reinvestment plan or employee or director benefit plan or in connection with the share exchange, the performance fee calculated in the fiscal quarter in which the offering occurs will be adjusted to reflect the performance of the price of such newly issued LLC interests relative to the performance of the benchmark for the period from the date of such offering to the end of the relevant fiscal quarter.

Base management fees and performance fees are due at the end of the relevant fiscal quarter and are payable in cash by the company and the managed subsidiaries. Our Manager may elect to reinvest all or any portion of its fees in LLC interests. If our Manager elects to reinvest its fees in LLC interests, the price of the LLC interests will be based on the volume-weighted average trading price of our outstanding LLC interests over the 15 trading days beginning on the trading day immediately following the record date for the payment of dividends relating to the most recent fiscal quarter or, otherwise, on the third trading day following an earnings release relating to such fiscal quarter. The company will at all times have reserved a sufficient number of LLC interests to enable our Manager to invest all reasonably foreseeable fees receivable in LLC interests.

By way of illustration, the tables below provide an example of a quarterly base management fee calculation and three examples of quarterly performance fee calculations. The results of the calculations are rounded for use in the examples below; however, no rounding is applied under the terms of the management services agreement. The performance fee examples also assume that there have been no adjustments required to reflect offerings equal to or greater than 15% of the total number of LLC interests issued and outstanding during the fiscal quarter.

Base Management Fee Example

Assumptions

A1 =	Average number of LLC interests issued and outstanding over the last 15 trading days of the fiscal quarter	25,000,000
A2 =	Volume-weighted average trading price per LLC interest over the last 15 trading days of the fiscal quarter	$20
A =	Market value of the LLC interests(A) = (A1) (A2)	$500,000,000
B =	External borrowings of the company and the managed subsidiaries at the end of the fiscal quarter not on behalf of a subsidiary of a managed subsidiary	$100,000,000
C =	Future investments as at the end of the fiscal quarter	Nil
D =	Cash balances of the company and the managed subsidiaries at the end of the fiscal quarter excluding amounts held on behalf of any subsidiary of a managed subsidiary	$20,000,000
E =	Non-performance-based management fees earned by an affiliate of the Manager from the management of a Macquarie Group managed investment vehicle in which the company has an investment	$1,000,000
F =	The company’s percentage ownership in the Macquarie Group managed investment vehicle on the last day of the fiscal quarter	15%
G =	Unreimbursed fees paid to secondees or employees of the Manager	Nil
H =	Base management fees previously earned by the Manager on future investments not completed	Nil

The net investment value for the fiscal quarter is calculated as follows:

= A + B + C − D

= $500,000,000 + $100,000,000 + $0 − $20,000,000

= $580,000,000

The base management fee for the fiscal quarter is calculated as follows:

= (applicable rate × net investment value) − (E × F) − G − H

= $1,875,000 + (0.3125% × ($580,000,000 − $500,000,000)) − ($1,000,000 × 15%) − 0 − 0

= $1,875,000 + $250,000 − $150,000 − 0 − 0

= $1,975,000

Performance Fee Example 1 — Outperformance and Performance Fee Paid

Assumptions

A1/X1 =	Average market capitalization of the company over the last 15 trading days of the previous fiscal quarter	$500,000,000
B1 =	Average closing of the company accumulation index over the last 15 trading days of the previous fiscal quarter	1.00
C1 =	Average closing of the company accumulation index over the last 15 trading days of the current fiscal quarter	1.05
J1 =	U.S. net equity value on the last business day of the previous fiscal quarter	65%
K1 =	Average closing of the MSCI U.S. IMI/Utilities Index over the last 15 trading days of the previous fiscal quarter	1.00
L1 =	Average closing of the MSCI U.S. IMI/Utilities Index over the last 15 trading days of the current fiscal quarter	1.02
N1 =	Foreign net equity value on the last business day of the previous fiscal quarter	35%
P1 =	Average closing of the MSCI Europe Utilities Index (in U.S. dollars) over the last 15 trading days of the previous fiscal quarter	1.00
Q1 =	Average closing of the MSCI Europe Utilities Index (in U.S. dollars) over the last 15 trading days of the current fiscal quarter	1.03
D =	“Deficit” carried forward from the previous period	Nil
S =	“Surplus” carried forward from the previous period	Nil

The performance fee is 20% of the return for the period above the benchmark return for that period, after allowing for any “deficit” or “surplus” carried forward from previous periods.

(1)	Calculation of return for the period

Return for the period:

= A1 × (C1 − B1)/B1

= $500,000,000 × (1.05 − 1)/1

= $25,000,000

Return for the period after allowing for any surplus carried forward:

= Return for the period + S

= $25,000,000 + $0

= $25,000,000

(2)	Calculation of benchmark return for the period

Weighted average percentage change in MSCI U.S. IMI/Utilities Index over the period:

= J1 × (L1 − K1)/K1

= 65% × (1.02 − 1)/1

= 1.3%

= Y1

Weighted average percentage change in MSCI Europe Utilities Index (in U.S. dollars) over the period:

= N1 × (Q1 − P1)/P1

= 35% × (1.03 − 1)/1

= 1.05%

= Z1

Benchmark return for the period:

= X1 × (Y1 + Z1)

= $500,000,000 X (1.3% + 1.05%)

= $11,750,000

Benchmark return for the period after allowing for deficit carried forward:

= Benchmark return for the period + D

= $11,750,000 + $0

= $11,750,000

Performance fee for the period:

= 20% × (return − benchmark return)

= 20% × ($25,000,000 − $11,750,000)

= 20% × ($13,250,000)

= $2,650,000

As the return for the fiscal quarter is greater than the benchmark return for the fiscal quarter, a performance fee is payable in respect of the period to the order of $2,650,000.

Deficit carried forward to next period:

= $0

Performance Fee Example 2 — Underperformance and Deficit Carried Forward

Assumptions

A1/X1 =	Average market capitalization of the company over the last 15 trading days of the previous fiscal quarter	$500,000,000
B1 =	Average closing of the company accumulation index over the last 15 trading days of the previous fiscal quarter	1.05
C1 =	Average closing of the company accumulation index over the last 15 trading days of the current fiscal quarter	1.02
J1 =	U.S. net equity value on the last business day of the previous fiscal quarter	70%
K1 =	Average closing of the MSCI U.S. IMI/Utilities Index over the last 15 trading days of the previous fiscal quarter	1.02
L1 =	Average closing of the MSCI U.S. IMI/Utilities Index over the last 15 trading days of the current fiscal quarter	1.05
N1 =	Foreign net equity value on the last business day of the previous fiscal quarter	30%
P1 =	Average closing of the MSCI Europe Utilities Index (in U.S. dollars) over the last 15 trading days of the previous fiscal quarter	1.03
Q1 =	Average closing of the MSCI Europe Utilities Index (in U.S. dollars) over the last 15 trading days of the current fiscal quarter	1.06
D =	“Deficit” carried forward from the previous period	Nil
S =	“Surplus” carried forward from the previous period	Nil

The performance fee is 20% of the return for the period above the benchmark return for that period, after allowing for any “deficit” or “surplus” carried forward from previous periods.

(1)	Calculation of return for the period

Return for the period:

= A1 × (C1 − B1)/B1

= $500,000,000 × (1.02 − 1.05)/1.05

= $ − 14,285,714

Return for the period after allowing for any surplus carried forward:

= Return for the period + S

= $ − 14,285,714 + $0

= $ − 14,285,714

(2)	Calculation of benchmark return for the period

Weighted average percentage change in MSCI U.S. IMI/Utilities Index over the period:

= J1 × (L1 − K1)/K1

= 70% × (1.05 − 1.02)/1.02

= 2.06%

= Y1

Weighted average percentage change in MSCI Europe Utilities Index (in U.S. dollars) over the period:

= N1 × (Q1 − P1)/P1

= 30% × (1.06 − 1.03)/1.03

= 0.87%

= Z1

Benchmark return for the period:

= X1 × (Y1 + Z1)

= $500,000,000 × (2.06% + 0.87%)

= $14,650,000

Benchmark return for the period after allowing for deficit carried forward:

= Benchmark return for the period + D

= $14,650,000 + $0

= $14,650,000

Performance fee for the period:

= 20% × (return 7 − benchmark return)

= 20% × ( − $14,285,714 − $14,650,000)

= $0 since return < benchmark return

As the return for the fiscal quarter is less than the benchmark return for the fiscal quarter, no performance fee is payable in respect of the period and a deficit is carried forward.

Deficit carried forward to next period:

= $14,650,000 − − $14,285,714

= $28,935,714

Performance Fee Example 3 — Outperformance and Performance Fee Paid After Recovery of Carried Forward Deficit

Assumptions

A1/X1 =	Average market capitalization of the company over the last 15 trading days of the previous fiscal quarter	$500,000,000
B1 =	Average closing of the company accumulation index over the last 15 trading days of the previous fiscal quarter	1.02
C1 =	Average closing of the company accumulation index over the last 15 trading days of the current fiscal quarter	1.10
J1 =	U.S. net equity value on the last business day of the previous fiscal quarter	75%
K1 =	Average closing of the MSCI U.S. IMI/Utilities Index over the last 15 trading days of the previous fiscal quarter	1.05
L1 =	Average closing of the MSCI U.S. IMI/Utilities Index over the last 15 trading days of the current fiscal quarter	1.06
N1 =	Foreign net equity value on the last business day of the previous fiscal quarter	25%
P1 =	Average closing of the MSCI Europe Utilities Index (in U.S. dollars) over the last 15 trading days of the previous fiscal quarter	1.06
Q1 =	Average closing of the MSCI Europe Utilities Index (in U.S. dollars) over the last 15 trading days of the current fiscal quarter	1.04
D =	“Deficit” carried forward from the previous period	$28,935,714
S =	“Surplus” carried forward from the previous period	Nil

The performance fee is 20% of the return for the period above the benchmark return for that period, after allowing for any “deficit” or “surplus” carried forward from previous periods.

(1)	Calculation of return for the period

Return for the period:

= A1 × (C1 − B1)/B1

= $500,000,000 × (1.1 − 1.02)/1.02

= $39,215,686

Return for the period after allowing for any surplus carried forward:

= Return for the period + S

= $39,215,686 + $0

= $39,215,686

(2)	Calculation of benchmark return for the period

Weighted average percentage change in MSCI U.S. IMI/Utilities Index over the period:

= J1 × (L1 − K1)/K1

= 75% × (1.06 − 1.05)/1.05

= 0.71%

= Y1

Weighted average percentage change in MSCI Europe Utilities Index (in U.S. dollars) over the period:

= N1 × (Q1 − P1)/P1

= 25% × (1.04 − 1.06)/1.06

= −0.47%

= Z1

Benchmark return for the period:

= X1 × (Y1 + Z1)

= $500,000,000 × (0.71% − 0.47%)

= $1,200,000

Benchmark return for the period after allowing for deficit carried forward:

= Benchmark return for the period + D

= $1,200,000 + $28,935,714

= $30,135,714

Performance fee for the period:

= 20% × (return − benchmark return)

= 20% × ($39,215,686 − $30,135,714)

= 20% × ($9,079,972)

= $1,815,994

As the return for the fiscal quarter is greater than the benchmark return for the fiscal quarter after allowing for recovery of the deficit carried forward from prior periods, a performance fee is payable in respect of the period to the order of $1,815,994.

Deficit carried forward to next period:

= $0

DESCRIPTION OF LLC INTERESTS

General

The following is a summary of the material terms of the limited liability company interests in Macquarie Infrastructure Company LLC, which we refer to as the LLC interests. Our third amended and restated operating agreement, as amended from time to time, which we refer to as the LLC agreement, provides for the issuance of the LLC interests and the distributions on and voting rights of the LLC interests. The following description is subject to the provisions of the Delaware Limited Liability Company Act. Certain provisions of the LLC agreement are intended to be consistent with the Delaware General Corporation Law, and the powers of the company and the shareholders of the company are generally intended to be similar in many respects to those of a Delaware corporation. In some instances, this summary refers to specific differences between the rights of holders of LLC interests, on the one hand, and the rights of shareholders of a Delaware corporation, on the other hand. Similarly, in some instances this summary refers to specific differences between the attributes of LLC interests, on the one hand, and shares of stock of a Delaware corporation, on the other hand. The statements that follow are subject to and are qualified in their entirety by reference to all of the provisions of the LLC agreement, which will govern your rights as a holder of LLC interests, which is filed as an exhibit to our Current Report on Form 8-K, filed with the SEC on June 22, 2007.

Authorized LLC Interests

The company is authorized to issue 500,000,000 LLC interests. Currently, the company has 37,562,165 LLC interests outstanding. The company does not intend to issue any other class of LLC interests. All LLC interests will be fully paid and nonassessable upon payment therefor.

Dividends and Distributions

The board of directors of the company may, in its sole discretion and at any time, declare and pay dividends of the company and make and pay distributions from the net cash flow of the company to the holders of its LLC interests, in proportion to their percentage of the aggregate number of our outstanding limited liability company interests, as they appear on the LLC interest register on the related record date. “Net cash flow,” for any period, is defined as the gross cash proceeds of the company for such period less the portion thereof used to pay or establish reserves for company expenses, debt payments, capital improvements, replacements and contingencies, all as determined by the board of directors of the company. Net cash flow will not be reduced by depreciation, amortization, cost recovery deductions or similar allowances, but will be increased by any reductions of reserves discussed in the prior sentence.

Voting Rights

Each outstanding LLC interest is entitled to one vote on any matter with respect to which the shareholders of the company are entitled to vote, as provided in the LLC agreement and as detailed below.

The LLC agreement provides that the shareholders are entitled, at the annual meeting of shareholders of the company, to vote for the election of all of the directors other than any director appointed by our Manager. Because the LLC agreement does not provide for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding LLC interests represented at a meeting will effectively be able to elect all the directors of the company standing for election.

Right to Bring a Derivative Action and Enforcement of the Provisions of the LLC Agreement by Holders of the LLC Interests

The LLC agreement provides that a holder of LLC interests has the right to directly institute a legal proceeding against the company to enforce the provisions of the LLC agreement.

Optional Purchase by Acquirer of 90% of LLC Interests

The LLC agreement provides that, if at any time more than 90% of the then outstanding LLC interests are held by one person, whom we refer to as the acquirer, such acquirer has the right to purchase from the other shareholders for cash all, but not less than all, of the outstanding LLC interests that the acquirer does not own. The acquirer can exercise its right to effect such purchase by delivering notice to the company of its election to make the purchase not less than 60 days prior to the date which it selects for the purchase. The company will use reasonable efforts to cause the transfer agent to mail the notice of the purchase to the record holders of the LLC interests at least 30 days prior to purchase.

Upon the acquirer’s exercise of its purchase right, the LLC agreement provides that members other than the acquirer shall be required to sell all, but not less than all, of their outstanding LLC interests at the offer price. The offer price will be equal to the average closing price (as described below) per LLC interest, on the 20 trading days immediately prior to, but not including, the date of the acquisition exchange. While this provision of the LLC agreement provides for a fair price requirement, the LLC agreement does not provide members with appraisal rights that shareholders of a Delaware corporation would be entitled to under Section 262 of the Delaware General Corporation Law.

The closing price of the LLC interests, as applicable, on any date of determination means:

•	the closing sale price (or, if no closing price is reported, the last reported sale price) of an LLC interest (regular way) on the NYSE on such date;

•	if the LLC interests are not listed for trading on the NYSE on any such date, the closing sale price as reported in the composite transactions for the principal U.S. securities exchange on which the LLC interests are so listed;

•	if the LLC interests are not so reported, the last quoted bid price for the LLC interests in the over-the-counter market as reported by the National Quotation Bureau or a similar organization; or

•	if the LLC interests are not so quoted, the average of the midpoint of the last bid and ask prices for the LLC interests from at least three nationally recognized investment firms that the company selects for such purpose.

Dissolution of the Company

The LLC agreement provides for the dissolution and winding up of the company upon the occurrence of:

•	the adoption of a resolution by a majority vote of the board of directors approving the dissolution, winding up and liquidation of the company and such action has been approved by the affirmative vote of a majority of the outstanding LLC interests entitled to vote thereon;

•	the unanimous vote of its shareholders to dissolve, wind up and liquidate the company; or

•	a judicial determination that an event has occurred that makes it unlawful, impossible or impractical to carry on the business of the company as then currently operated as determined in accordance with Section 18-802 of the Delaware Limited Liability Company Act.

Following the occurrence of a dissolution event with respect to the company, the company will be wound up in accordance with the terms of the LLC agreement. Upon the winding up of the company, the then holders of LLC interests will be entitled to share ratably in the assets of the company legally available for distribution following payment to creditors.

Anti-Takeover Provisions

Certain provisions of the management services agreement and the LLC agreement may make it more difficult for third parties to acquire control of the company by various means. These provisions could deprive the shareholders of the company of opportunities to realize a premium on the LLC interests owned by them. In addition, these provisions may adversely affect the prevailing market price of the LLC interests. These provisions are intended to:

•	protect the position of our Manager and its rights to manage the business and affairs of the company under the management services agreement;

•	enhance the likelihood of continuity and stability in the composition of the board of directors of the company and in the policies formulated by the board;

•	discourage certain types of transactions which may involve an actual or threatened change in control of the company;

•	discourage certain tactics that may be used in proxy fights;

•	encourage persons seeking to acquire control of the company to consult first with the board of directors of the company to negotiate the terms of any proposed business combination or offer; and

•	reduce the vulnerability of the company to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of the outstanding LLC interests or that is otherwise unfair to shareholders of the company.

Anti-Takeover Effects of the Management Services Agreement

The limited circumstances in which our Manager may be terminated means that it will be very difficult for a potential acquirer of the company to take over the management and operation of our business. Under the terms of the management services agreement, our Manager may only be terminated by the company in the following circumstances:

•	our LLC interests, or shares of trust stock prior to the dissolution of the trust, underperform a weighted average of two benchmark utilities indices by more than 30% in relative terms and more than 2.5% in absolute terms in 16 out of 20 consecutive quarters prior to and including the most recent full quarter, and the holders of a minimum of 66 2/3% of LLC interests (excluding any LLC interests owned by our Manager or any affiliate of our Manager) vote to remove our Manager;

•	our Manager materially breaches the terms of the management services agreement and such breach continues unremedied for 60 days after notice;

•	our Manager acts with gross negligence, willful misconduct, bad faith or reckless disregard of its duties in carrying out its obligations under the management services agreement or engages in fraudulent or dishonest acts; or

•	our Manager experiences certain bankruptcy events.

In addition to the limited circumstances in which our Manager can be terminated under the terms of the management services agreement, the management services agreement provides that in circumstances where the LLC interests cease to be listed on a recognized U.S. national securities exchange as a result of the acquisition of LLC interests by third parties in an amount that results in the LLC interests ceasing to meet the distribution and trading criteria on such exchange or market, the Manager has the option to either propose an alternate fee structure and remain our Manager or resign, terminate the management services agreement upon 30 days’ written notice and be paid a substantial termination fee. The termination fee payable on the Manager’s exercise of its right to resign as our Manager subsequent to a delisting of our shares could delay or prevent a change in control that may favor our shareholders. Furthermore, in the event of such a delisting and unless otherwise approved in writing by our Manager, any proceeds from the sale, lease or exchange of a significant amount of assets must be reinvested in new assets of our company. We will also be prohibited from incurring any new indebtedness or engaging in any transactions with the shareholders of the company or their affiliates without the prior written approval of the Manager. These provisions could deprive the shareholders of the company of opportunities to realize a premium on the LLC interests owned by them.

Furthermore, upon resignation of our Manager and the termination of the management services agreement, or within 30 days of a delisting of our LLC interests unless otherwise agreed by our Manager, the company and its subsidiaries will cease using the Macquarie brand entirely, including changing their names to remove any reference to “Macquarie.” Similarly, if our Manager’s appointment is terminated by the company, the company and its subsidiaries will cease using the Macquarie brand within 30 days of termination.

Anti-Takeover Provisions in the LLC Agreement

A number of provisions of the LLC agreement also could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of the company. The LLC agreement prohibits the merger or consolidation of the company with or into any limited liability company, corporation, trust or any other unincorporated business or the sale, lease or exchange of all or substantially all of company’s assets unless the board of directors adopts a resolution by a majority vote approving such action and unless such action is approved by the affirmative vote of a majority of the outstanding LLC interests entitled to vote thereon; provided, however, that any LLC interests held by the Manager or an affiliate or associate of the Manager shall not be entitled to vote to approve any merger or consolidation with or into, or sale, lease or exchange to, the Manager or any affiliate or an associate thereof. In addition, the LLC agreement contains provisions based on Section 203 of the Delaware General Corporation Law which prohibit the company from engaging in a business combination with an interested shareholder unless such business combination is approved by the affirmative vote of the holders of 66 2/3% of the outstanding LLC interests in the company (other than those LLC interests held by the interested shareholder or any affiliate or associate thereof).

A “business combination” means:

•	any merger or consolidation of the company or a subsidiary of the company with an interested shareholder or any person that is, or after such merger or consolidation would be, an affiliate or associate of an interested shareholder; or

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an interested shareholder or an affiliate or associate of an interested shareholder of any assets of the company or a subsidiary of the company, having an aggregate fair market value of not less than ten percent of the net investment value of the company; or

•	the issuance or transfer by the company or any subsidiary of the company (in one transaction or series of transactions) of any securities of the company or any subsidiary of the company to, or proposed by or on behalf of, an interested shareholder or an affiliate or associate of an interested shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of not less than ten percent of the net investment value of the company; or

•	any spinoff or split-up of any kind of the company or a subsidiary of the company proposed by or on behalf of an interested shareholder or an affiliate or associate of the interested shareholder; or

•	any reclassification of the LLC interests (including any reverse split of LLC interests, or both) or recapitalization of the company, or any merger or consolidation of the company with any subsidiary of the company, or any other transaction that has the effect of increasing the percentage of the outstanding LLC interests in the company or any subsidiary of the company or any class of securities of the company or any subsidiary of the company convertible or exchangeable for LLC interests or equity securities of any subsidiary, as the case may be, that are directly or indirectly owned by an interested shareholder or any affiliate or associate of an interested shareholder; or

•	any agreement, contract or other arrangement providing for any one or more of the actions in the above bullet points.

Please see “Our Manager — Management Services Agreement — Fees” for a description of the definition of “net investment value.”

An “interested shareholder” is a person (other than our Manager, the company or any subsidiary of the company or any employee benefit plan) who:

•	is, or was at any time within the three-year period immediately prior to the date in question, the beneficial owner of 15% or more of the LLC interests, or trust stock, as applicable, and who did not become the beneficial owner of such amount of LLC interests or trust stock pursuant to a transaction that was approved by the company’s board of directors; or

•	is an assignee of, or has otherwise succeeded to, any LLC interests of which an interested shareholder was the beneficial owner at any time within the three-year period immediately prior to the date in question, if such assignment or succession occurred in the course of a transaction, or series of transactions, not involving a public offering.

Subject to the right of our Manager to appoint one director and his or her successor in the event of a vacancy, the LLC agreement authorizes only the board of directors of the company to fill vacancies, including for newly created directorships. This provision could prevent a shareholder of the company from effectively obtaining an indirect majority representation on the board of directors of the company by permitting the existing board to increase the number of directors and to fill the vacancies with its own nominees. The LLC agreement also provides that, with the exception of the director appointed to serve as Chairman by our Manager, directors may be removed only for cause and only by the affirmative vote of holders of 66 2/3% of the outstanding LLC interests.

The LLC agreement does not permit holders of the LLC interests to act by written consent. Instead, shareholders may only take action via proxy, which may be presented at a duly called annual or special meeting of shareholders of the company. Furthermore, the LLC agreement provides that special meetings may only be called by the chairman of the board of directors of the company or by resolution adopted by the board of directors. The LLC agreement also provides that shareholders seeking to bring business before an annual meeting of members or to nominate candidates for election as directors at an annual meeting of shareholders of the company, must provide notice thereof in writing to the company not less than 120 days and not more than 150 days prior to the anniversary date of the preceding year’s annual meeting of the company. In addition, the shareholder furnishing such notice must be a shareholder of record on both (1) the date of delivering such notice and (2) the record date for the determination of shareholders entitled to vote at such meeting. The LLC agreement specifies certain requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting or from making nominations for directors at an annual or special meeting.

Authorized but unissued LLC interests are available for future issuance, without approval of the shareholders of the company. These additional LLC interests may be utilized for a variety of purposes, including future public offerings to raise additional capital or to fund acquisitions. The existence of authorized but unissued LLC interests could render more difficult or discourage an attempt to obtain control of the company by means of a proxy contest, tender offer, merger or otherwise.

In addition, the board of directors of the company has broad authority to amend the LLC agreement, as discussed below. The board could, in the future, choose to amend the LLC agreement to include other provisions which have the intention or effect of discouraging takeover attempts.

Disclosure Requirements Applicable to Seven-and-One-Half Percent Investors

In the event that we are required to obtain approval from the City of Chicago in the future for any matter, including to expand our district cooling system in downtown Chicago or to amend the use agreement we have entered into with the City of Chicago, we will need to, and certain of our investors may need to, submit an Economic Disclosure Statement, or EDS, to the City of Chicago. The LLC agreement requires any holder of 7 1/2 percent of the LLC interests to prepare and provide to us an executed EDS for submission to the City within 30 days of our written request. Completion of the then-current EDS is likely to involve making a number of representations, acknowledgements and agreements, including the following:

Representations

•	whether the investor has had a “business relationship” with any City of Chicago elected official in the 12 months before the date of the EDS;

•	the investor is not delinquent in the payment of any tax administered by the Illinois Department of Revenue, nor is it or its affiliates delinquent in paying any fine, fee, tax or other charge owed to the City of Chicago;

•	the investor and its affiliates have not, in the past five years, been found in violation of any City of Chicago, state or federal law or regulation, including environmental laws or regulations;

•	the investor, and its officers, directors, partners, members, managers and executive directors, if any, have not, in the past five years, been convicted or found liable in connection with a public transaction or contract or antitrust violations, fraud, embezzlement, theft, forgery, falsification or destruction of records, making false statements, receiving stolen property, had one or more public transactions terminated for cause or default or engaged in acts of bribery, bid-rigging or bid collusion;

•	the investor and its affiliates are not listed on any list of suspect or debarred persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the Bureau of Industry and Security of the U.S. Department of Commerce or their successors; and

•	the investor has searched any and all of its records and the records of any and all predecessor entities for records of investments or profits from slavery, the slave industry or slaveholder insurance policies, and has either found no such records and no records of names of any slaves or slaveholders or has provided full disclosure to the City of Chicago as required in the EDS.

Acknowledgements and Agreements

•	the investor will comply fully with the City’s Governmental Ethics and Campaign Financing Ordinances;

•	the investor understands and will comply with the applicable requirements of the City of Chicago’s Governmental Ethics Ordinance and the provisions of the Municipal Code relating to cooperation with investigations by the Inspector General; and

•	the investor will comply with all statutes, ordinances and regulations on which the EDS is based.

Each investor that submits an EDS must also supplement the EDS for any changes up to the time the City of Chicago takes action on the matter.

If the City of Chicago determines that any information provided in an EDS is false, incomplete or inaccurate, it could rescind or void our use agreement or any other arrangement that we have with the City of Chicago at that time, as well as pursue any remedies under the use agreement or such other arrangements. Furthermore, the City of Chicago could decline to allow us or any investor that submits an EDS to participate in other transactions with the City of Chicago.

Any EDS filed by an investor may become publicly available. By completing and signing an EDS, an investor will have waived and released any possible rights or claims which it may have against the City of Chicago in connection with the public release of information contained in the EDS and also will have authorized the City of Chicago to verify the accuracy of any information submitted in the EDS. The filing of an EDS will entitle the City of Chicago to investigate the creditworthiness of the investor named in the EDS. For further details on the currently required disclosures, we refer you to the current form of EDS, which can be found at the City of Chicago’s website at egov.cityofchicago.org.

Amendment of the LLC Agreement

The LLC agreement may be amended by a majority vote of the board of directors of the company, except with respect to the following provisions, which effectively require an affirmative vote of at least a majority of the outstanding LLC interests:

•	the purpose or powers of the company;

•	the authorization of additional LLC interests;

•	the right of a holder of LLC interests to enforce the LLC agreement;

•	the provisions regarding the right of an acquirer of at least 90% of the LLC interests to acquire the remaining LLC interests described above;

•	the hiring of a replacement manager following the termination of the management services agreement;

•	the merger or consolidation of the company, the sale, lease or exchange of all or substantially all of the company’s assets and certain other business combinations or transactions;

•	the right of holders to vote on the dissolution of the company; and

•	the provision of the LLC agreement governing amendments thereof.

In addition, the consent of our Manager is required to amend the provisions providing for the duties of our Manager and the secondment of our officers pursuant to the management services agreement, the provision entitling our Manager to appoint the director who will serve as the chairman of the board of directors of the company for so long as the management services agreement is in effect and the provision of the LLC agreement governing amendments thereof.

Transfer Agent and Registrar

The transfer agent and registrar for the LLC interests is The Bank of New York.

Listing

The LLC interests are listed on the NYSE under the symbol “MIC.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations associated with the purchase, ownership and disposition of LLC interests by U.S. holders (as defined below) and non-U.S. holders (as defined below). Except where noted, this discussion deals only with LLC interests held as capital assets by holders who acquired LLC interests in this issuance and does not address special situations, such as those of:

•	dealers in securities or currencies;

•	financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding LLC interests as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, the Treasury regulations promulgated thereunder, or the Regulations, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those described below.

A “U.S. holder” of LLC interests means a beneficial owner of LLC interests that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Regulations to be treated as a U.S. person.

A “non-U.S. holder” of LLC interests means a beneficial owner of LLC interests that is an individual, a corporation, an estate or a trust that is not a U.S. holder.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds LLC interests, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding LLC interests, we urge you to consult your own tax adviser.

We cannot assure you that the Internal Revenue Service, or the IRS, or the courts will agree with the tax consequences described herein. A different treatment from that described below could adversely affect the amount, timing and character of income, gain or loss in respect of an investment in the LLC interests. If you are considering the purchase of LLC interests, we urge you to consult your own tax adviser concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of LLC interests, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Prior Status of the Company

Prior to the share exchange and dissolution of the trust, the company was owned by the trust, which was treated as a grantor trust for U.S. federal income tax purposes. As part of the dissolution of the trust and the share exchange, the trust was liquidated, resulting in a distribution of the LLC interests to holders of trust shares. The company, which had been treated as a partnership for U.S. federal income tax purposes, filed an election with the IRS to be treated as an association taxable as a corporation on the date of filing. The company has requested permission from the IRS to be treated as a corporation effective retroactively from January 1, 2007. Although the IRS has the authority to grant such permission, there can be no assurance that such permission will be granted. If such permission were not granted, the election would be effective as of the date of filing. Regardless of whether the IRS grants such permission, persons purchasing our LLC interests under this registration statement will be treated as holding interests in an association taxable as a corporation for U.S. federal income tax purposes.

U.S. Holders

The following discussion summarizes the material U.S. federal income tax consequences of the ownership and disposition of our LLC interests applicable to U.S. holders, subject to the limitations described above.

Distributions

Distributions of cash or property that we pay in respect of our LLC interests will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in gross income by a U.S. holder upon receipt. Any such dividend will be eligible for the dividends received deduction if received by an otherwise qualifying corporate U.S. holder that meets the holding period and other requirements for the dividends received deduction. Dividends paid by us to certain non-corporate U.S. holders (including individuals), with respect to taxable years beginning on or before December 31, 2010, are eligible for U.S. federal income taxation at the rates generally applicable to long-term capital gains for individuals (currently at a maximum tax rate of 15%), provided that the U.S. holder receiving the dividend satisfies the applicable holding period and other requirements. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the U.S. holder’s tax basis in our LLC interests, and thereafter will be treated as capital gain.

Dispositions

Upon a sale, exchange or other taxable disposition of our LLC interests, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange or other taxable disposition and the U.S. holder’s adjusted tax basis in our LLC interests. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder has held the LLC interests for more than one year at the time of disposition. Long-term capital gains of certain non-corporate U.S. holders (including individuals) are currently subject to U.S. federal income taxation at a maximum rate of 15%. The deductibility of capital losses is subject to limitations under the Code.

Information Reporting and Backup Withholding Requirements

In general, dividends on our LLC interests, and payments of the proceeds of a sale, exchange or other taxable disposition of our LLC interests paid to a U.S. holder are subject to information reporting and may be subject to backup withholding at a current maximum rate of 28% unless the U.S. holder (i) is a corporation or other exempt recipient or (ii) provides an accurate taxpayer identification number and certifies that it is not subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be refunded or credited against the U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Non-U.S. Holders

The following discussion summarizes the material U.S. federal income tax consequences of the ownership and disposition of our LLC interests applicable to non-U.S. holders, subject to the limitations described above.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale, exchange or other taxable disposition of our LLC interests will be considered to be “U.S. trade or business income” if such income or gain is (i) effectively connected with the conduct by a non-U.S. holder of a trade or business within the United States and (ii) in the case of a non-U.S. holder that is eligible for the benefits of an income tax treaty with the United States, attributable to a permanent establishment (or, for an individual, a fixed base) maintained by the non-U.S. holder in the United States. Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided the non-U.S. holder complies with applicable certification and disclosure requirements); instead, a non-U.S. holder is subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates (in the same manner as a U.S. person) on its U.S. trade or business income. Any U.S. trade or business income received by a non-U.S. holder that is a corporation also may be subject to a “branch profits tax” at a 30% rate (or lower treaty rate, if applicable) on its effectively connected earnings and profits that are not timely reinvested in a U.S. trade or business.

Distributions

Distributions of cash or property that we pay in respect of our LLC interests will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). A non-U.S. holder generally will be subject to U.S. federal withholding tax at a 30% rate, or at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our LLC interests. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the non-U.S. holder’s tax basis in our LLC interests, and thereafter will be treated as capital gain (and thus treated in the manner described in “— Dispositions” below). In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a non-U.S. holder will be required to provide a properly executed IRS Form W-8BEN certifying its entitlement to benefits under the treaty. A non-U.S. holder of our LLC interests that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS. A non-U.S. holder should consult its own tax advisor regarding its possible entitlement to benefits under an income tax treaty.

The U.S. federal withholding tax described in the preceding paragraph does not apply to dividends that represent U.S. trade or business income of a non-U.S. holder who provides a properly executed IRS Form W-8ECI, certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States.

Dispositions

Except as set forth below, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale, exchange or other taxable disposition of LLC interests unless:

•	the gain is U.S. trade or business income; or

•	the non-U.S. holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets other conditions.

In addition, gains, if any, attributable to a sale by a non-U.S. holder of a “U.S. real property interest,” or USRPI (other than such gains subject to tax under the rules discussed above), are generally subject to U.S. federal income tax as if such gains were effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business. Moreover, a withholding tax is imposed with respect to such gain as a means of collecting such tax. This withholding tax would be creditable against a non-U.S. holder’s actual U.S. federal income tax liability and any excess withholding tax may generally be eligible for refund. For this purpose, a USRPI includes an interest (other than solely as a creditor) in a “U.S. real property holding corporation” (in general, a U.S. corporation, at least 50%

of whose real estate and trade or business assets, measured by fair market value, consists of USRPIs), as well as an interest in a partnership that holds USRPIs. While we do not believe we currently are a U.S. real property holding corporation, there can be no assurance that we will not become a U.S. real property holding corporation. Gains will not be taxable under the USRPI provisions, however, where the non-U.S. holder owns no more than 5% of a publicly traded entity such as the company. A non-U.S. holder that owns more than 5% of the company should consult its tax adviser about the potential application of the USRPI provisions.

Information Reporting and Backup Withholding Requirements

We must annually report to the IRS and to each non-U.S. holder any dividend income that is subject to U.S. federal withholding tax, or that is exempt from such withholding tax pursuant to an income tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. Under certain circumstances, the Code imposes a backup withholding obligation (currently at a rate of 28%) on certain reportable payments. Dividends paid to a non-U.S. holder of LLC interests generally will be exempt from backup withholding if the non-U.S. holder provides a properly executed IRS Form W-8BEN or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our LLC interests to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of our LLC interests to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the proceeds from the disposition of our LLC interests to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury regulations require information reporting (but not the backup withholding) on the payment unless the broker has documentary evidence in its files that the owner is a non-U.S. holder and the broker has no knowledge to the contrary. Non-U.S. holders should consult their own tax advisors on the application of information reporting and backup withholding to them in their particular circumstances (including upon their disposition of LLC interests).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS.

Non-U.S. holders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the company.

PLAN OF DISTRIBUTION

We may sell, and our Manager may sell, LLC interests in any one or more of the following ways from time to time: (i) through agents; (ii) to or through underwriters; (iii) through brokers or dealers; (iv) directly by us or our Manager to purchasers, including through a specific bidding, auction or other process; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement or term sheet will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of LLC interests underwritten or purchased by them, the public offering price of the LLC interests, and the applicable agent’s commission, dealer’s purchase price or underwriter’s discount. Our Manager or any dealers and agents participating in the distribution of the LLC interests may be deemed to be underwriters, and compensation received by them on resale of the LLC interests may be deemed to be underwriting discounts. Additionally, because our Manager may be deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act, our Manager may be subject to the prospectus delivery requirements of the Securities Act.

Any initial offering price, dealer purchase price, discount or commission may be changed from time to time.

The LLC interests may be distributed from time to time in one or more transactions, at negotiated prices, at a fixed price or fixed prices (that may be subject to change), at market prices prevailing at the time of sale, at various prices determined at the time of sale or at prices related to prevailing market prices.

Offers to purchase LLC interests may be solicited directly by us or our Manager or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the LLC interests so offered and sold.

If underwriters are utilized in the sale of any LLC interests in respect of which this prospectus is being delivered, such LLC interests will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. LLC interests may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of LLC interests, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and the underwriters will be obligated to purchase all such LLC interests if any are purchased.

If a dealer is utilized in the sale of the LLC interests in respect of which this prospectus is delivered, we will sell, and our Manager will sell, LLC interests to the dealer, as principal. The dealer may then resell such LLC interests to the public at varying prices to be determined by such dealer at the time of resale. Transactions through brokers or dealers may include block trades in which brokers or dealers will attempt to sell LLC interests as agent but may position and resell as principal to facilitate the transaction, or in crosses in which the same broker or dealer acts as agent on both sides of the trade. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the LLC interests so offered and sold. In addition, our Manager may sell LLC interests in ordinary brokerage transactions or in transactions in which a broker solicits purchases.

Offers to purchase LLC interests may be solicited directly by us or by our Manager and the sale thereof may be made by us or our Manager directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

Our Manager may also resell all or a portion of its LLC interests in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of that rule, Section 4(1) of the Securities Act or other applicable exemptions, regardless of whether the LLC interests are covered by the registration statement of which this prospectus forms a part.

If so indicated in the applicable prospectus supplement or term sheet, we may, or our Manager may, authorize agents and underwriters to solicit offers by certain institutions to purchase LLC interests from us or our Manager at the public offering price set forth in the applicable prospectus supplement or term sheet pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement.

Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

Agents, underwriters and dealers may be entitled under relevant agreements with us or our Manager to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement or term sheet. We will pay all expenses incurred with respect to the registration of the LLC interests owned by our Manager, other than underwriting fees, discounts or commissions, which will be borne by our Manager.

We may, or our Manager may, also sell LLC interests through various arrangements involving mandatorily or optionally exchangeable securities, and this prospectus may be delivered in connection with those sales.

We may, or our Manager may, enter into derivative, sale or forward sale transactions with third parties, or sell LLC interests not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement or term sheet indicates, in connection with those transactions, the third parties may sell LLC interests covered by this prospectus and the applicable prospectus supplement or term sheet, including in short sale transactions and by issuing LLC interests not covered by this prospectus but convertible into or exchangeable for or representing beneficial interests in such LLC interests, or the return of which is derived in whole or in part from the value of such LLC interests. If so, the third party may use LLC interests received under those sales, forward sale or derivative arrangements or LLC interests pledged by us or our Manager or borrowed from us, our Manager or others to settle those sales or to close out any related open borrowings of LLC interests, and may use LLC interests received from us or our Manager in settlement of those transactions to close out any related open borrowings of LLC interests. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

Additionally, our Manager may engage in hedging transactions with broker-dealers in connection with distributions of LLC interests or otherwise. In those transactions, broker-dealers may engage in short sales of LLC interests in the course of hedging the positions they assume with our Manager. Our Manager also may sell LLC interests short and redeliver LLC interests to close out such short positions. Our Manager may also enter into option or other transactions with broker-dealers which require the delivery of LLC interests to the broker-dealer. The broker-dealer may then resell or otherwise transfer such LLC interests pursuant to this prospectus. Our Manager also may loan or pledge LLC interests, and the borrower or pledgee may sell or otherwise transfer the LLC interests so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those LLC interests to investors in our LLC interests or our Manager’s securities or in connection with the offering of other securities not covered by this prospectus.

Underwriters, broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from us or our Manager. Underwriters, broker-dealers or agents may also receive compensation from the purchasers of LLC interests for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular underwriter, broker-dealer or agent might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving LLC interests. In effecting sales, broker-dealers engaged by us or our Manager may arrange for other broker-dealers to participate in the resales.

Agents, underwriters and dealers may engage in transactions with, or perform services for, us or our Manager and our respective subsidiaries in the ordinary course of business.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying LLC interests so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the LLC interests in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the LLC interests originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the LLC interests to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. An underwriter may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

The place and time of delivery for the LLC interests will be set forth in the accompanying prospectus supplement or term sheet for such LLC interests.

LEGAL MATTERS

The validity of the LLC interests offered in this prospectus is being passed upon for us and our Manager by Potter Anderson & Corroon LLP, Wilmington, Delaware. Certain legal matters in connection with the LLC interests offered hereby will be passed upon for us and our Manager by Shearman & Sterling LLP, New York, New York.

EXPERTS

The consolidated financial statement and schedule of Macquarie Infrastructure Company Trust as of December 31, 2006 and 2005, and the years ended December 31, 2006 and 2005 and the period April 13, 2004 (inception) to December 31, 2004, the consolidated statements of operations, stockholders’ equity (deficit) and comprehensive income (loss), and cash flows of North America Capital Holding Company for the periods January 1, 2004 through July 29, 2004 and July 30, 2004 through December 22, 2004, and management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2006 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The report of KPMG LLP dated February 28, 2007, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal controls over financial reporting as of December 31, 2006, contains an explanatory paragraph that states Macquarie Infrastructure Company Trust acquired K-1 HGC Investment, L.L.C. (subsequently renamed Macquarie HGC Investment LLC), which owns HGC Holdings LLC, or HGC, and The Gas Company, LLC, collectively referred to as TGC on June 7, 2006. Additionally, Macquarie Infrastructure Company Trust, through wholly owned subsidiaries, acquired Trajen Holdings, Inc., or Trajen, on July 11, 2006. Management excluded from its assessment of the effectiveness of Macquarie Infrastructure Company Trust’s internal control over financial reporting as of December 31, 2006, both TGC’s and Trajen’s internal control over financial reporting. The TGC assets represent 15% of the company’s total assets at December 31, 2006, and generated 17% of the company’s total revenues during the year ended December 31, 2006. The Trajen assets represent 20% of the company’s total assets at December 31, 2006, and generated 13% of the company’s total revenues during the year ended December 31, 2006. Such firm’s audit of internal control over financial reporting of Macquarie Infrastructure Company Trust also excluded an evaluation of the internal control over financial reporting of both TGC and Trajen.

The consolidated financial statements of K-1 HGC Investment, LLC and subsidiaries as of April 30, 2006 and for the period from July 1, 2005 to April 30, 2006, and as of June 30, 2005 and 2004, and for the year ended June 30, 2005 and the period from August 8, 2003 (date of inception) to June 30, 2004, incorporated in this prospectus by reference from the Current Report on Form 8-K/A of Macquarie Infrastructure Company Trust and Macquarie Infrastructure Company LLC filed with the Securities and Exchange Commission on June 27, 2006, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of IMTT Holdings, Inc. (previously known as Loving Enterprises, Inc.) as of December 31, 2006 and for the year then ended appearing in the amended Current Report on Form 8-K/A of Macquarie Infrastructure Company Trust and Macquarie Infrastructure Company LLC filed with the Securities and Exchange Commission on June 19, 2007 have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report thereon dated May 15, 2007 included therein, and incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Loving Enterprises, Inc. (currently known as IMTT Holdings, Inc.) as of December 31, 2005 and 2004 and for the two years then ended appearing in the amended Current Report on Form 8-K/A of Macquarie Infrastructure Company Trust and Macquarie Infrastructure Company LLC filed with the Securities and Exchange Commission on June 19, 2007 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon dated April 14, 2006, except with respect to the matters discussed in the last paragraph of Note 4 and to Notes 7, 10 and 14, as to which the date is April 27, 2007, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements of Loving Enterprises, Inc. to be included in subsequently filed documents of Macquarie Infrastructure Company Trust and Macquarie Infrastructure Company LLC will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of SJJC Aviation Services, LLC and subsidiaries as of December 31, 2006 and for the year then ended appearing in the amended Current Report on Form 8-K/A of Macquarie Infrastructure Company LLC filed with the Securities and Exchange Commission on June 25, 2007 have been audited by McGladrey & Pullen, LLP, independent registered public accounting firm, as set forth in their report thereon dated April 16, 2007 included therein, and incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

LLC Interests

Macquarie Infrastructure Company LLC

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$0	*
Printing and engraving	745,000
Legal fees and expenses	1,095,000
Accounting fees	1,070,000
Trustees’ fees	20,000
Blue sky fees and expenses	50,000
Miscellaneous	439,000
Total	3,419,000

*	Deferred in accordance with Rules 456(b) and 457(r).

Item 15.	Indemnification of Directors and Officers.

Certain provisions of our LLC agreement are intended to be consistent with Section 145 of the Delaware General Corporation Law, which provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceedings to which he is, or is threatened to be made, a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceedings, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

Our LLC agreement includes a provision that eliminates the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the company or its shareholders;

•	for acts or omissions not in good faith or a knowing violation of law;

•	regarding unlawful dividends and stock purchases analogous to Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derived an improper benefit.

Our LLC agreement provides that:

•	we must indemnify our directors or officers to the equivalent extent permitted by the Delaware General Corporation Law;

•	we may indemnify our other employees and agents to the same extent that we indemnified our officers and directors, unless otherwise determined by the company’s board of directors; and

•	we must advance expenses, as incurred, to our directors and executive officers in connection with a legal proceeding to the extent permitted by Delaware law and may advance expenses as incurred to our other employees and agents, unless otherwise determined by the company’s board of directors.

The indemnification provisions contained in our LLC agreement are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of shareholders or disinterested directors or otherwise.

In addition, we maintain insurance on behalf of our directors and executive officers and certain other persons insuring them against any liability asserted against them in their respective capacities or arising out of such status. In addition, any of our directors or officers and certain other persons that are employed by the Macquarie Group may also have access to insurance maintained by the parent company of our Manager.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 16.	List of Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 25, 2007.

MACQUARIE INFRASTRUCTURE COMPANY LLC

By:	/s/ Peter Stokes
Peter Stokes
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Peter Stokes Peter Stokes		Chief Executive Officer (Principal Executive Officer)	June 25, 2007

/s/ Francis T. Joyce Francis T. Joyce		Chief Financial Officer (Principal Financial Officer)	June 25, 2007

* Todd Weintraub		Principal Accounting Officer	June 25, 2007

* John Roberts		Director	June 25, 2007

* Norman H. Brown, Jr.		Director	June 25, 2007

* George W. Carmany, III		Director	June 25, 2007

* William H. Webb		Director	June 25, 2007

*By:	/s/ Peter Stokes Peter Stokes Attorney-in-fact

EXHIBIT INDEX

Exhibit

1	.1*	Form of Underwriting Agreement.
2.1		Business Purchase Agreement (Santa Monica), dated as of December 21, 2006, among David G, Price, individually and as trustee for the David G. Price 2006 Family Trust dated January 13, Dallas P. Price-Van Breda, individually and as trustee for the Dallas Price-Van Breda 2006 Family Trust dated May 3, 2006, Supermarine Aviation, Limited and Macquarie FBO Holdings LLC (incorporated by reference to Exhibit 2.5 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 1, 2007 (the ‘‘2006 Annual Report”).
2.2		Membership Interest Purchase Agreement (Stewart), dated as of December 21, 2006, between David G. Price and Macquarie FBO Holdings LLC (incorporated by reference to Exhibit 2.6 of the 2006 Annual Report).
2.3		Stock Purchase Agreement dated as of April 16, 2007 by and among Macquarie FBO Holdings LLC, Mercury Air Centers, Inc., the Stockholders named therein and Allied Capital Corporation, as the Seller Representative (the ‘‘Mercury SPA”) (incorporated by reference to Exhibit 2.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 8, 2007 (the “March 2007 Quarterly Report”)).
2.4		Form of Stock Option Agreement by and between Kenneth C. Ricci and Macquarie Infrastructure Company LLC (incorporated by reference to Exhibit 2.2 of the March 2007 Quarterly Report).
2.5		Amendment to the Mercury SPA, dated June 12, 2007, between Macquarie FBO Holdings LLC, Mercury Air Centers, Inc. and Allied Capital Corporation as the Seller Representative (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on June 18, 2007 (the ‘‘June 2007 8-K”)).
2.6		Purchase Agreement, dated as of June 12, 2007, among MAC Acquisitions LLC, San Jose Jet Center, Inc., ACM Aviation Inc., certain beneficial owners of Jet Center Inc. and ACM Inc. named therein, SJJC Aviation Services, LLC, SJJC FBO Services, LLC, SJJC Airline Services, LLC, Jet Center Property Services, LLC, ACM Property Services, LLC and ACM Aviation, LLC (the ‘‘San Jose Purchase Agreement”) (incorporated by reference to Exhibit 2.2 of the June 2007 8-K).
2.7		Assignment and Assumption of San Jose Purchase Agreement, dated as of June 12, 2007, between MAC Acquisitions LLC and Macquarie FBO Holdings LLC (incorporated by reference to Exhibit 2.3 of the June 2007 8-K).
4.1		Specimen certificate evidencing LLC interest of Macquarie Infrastructure Company LLC (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on June 22, 2007).
5.1		Form of opinion of Potter Anderson & Corroon LLP
8.1		Form of tax opinion of Shearman & Sterling LLP
23.1		Consent of Potter Anderson & Corroon LLP (included in Exhibit 5.1)
23.2		Consent of Shearman & Sterling LLP (included in Exhibit 8.1)
23.3		Consent of KPMG LLP
23.4		Consent of Ernst & Young LLP
23.5		Consent of KPMG LLP (with respect to IMTT)
23.6		Consent of Deloitte & Touche LLP
23.7		Consent of McGladrey & Pullen, LLP
24	.1**	Powers of Attorney (included on signature pages of this Registration Statement)

*	To be filed as an exhibit to a Current Report on Form 8-K to be filed by the Registrants in connection with a specific offering.

**	Previously filed on October 16, 2006.